                                                                    EXHIBIT 4(d)


                                CREDIT AGREEMENT




                                   DATED AS OF

                                DECEMBER 20, 1999






                                      AMONG

                      TELE NORTE CELULAR PARTICIPACOES S.A.
                              TELEPARA CELULAR S.A.
                             TELAMAZON CELULAR S.A.
                               TELMA CELULAR S.A.
                              TELAIMA CELULAR S.A.
                             TELEAMAPA CELULAR S.A.


                  EXPORT DEVELOPMENT CORPORATION AND THE OTHER
                              LENDERS PARTY HERETO


                                       AND


                         BANKBOSTON N.A., NASSAU BRANCH
                             AS ADMINISTRATIVE AGENT




                                   $25,000,000





                       Milbank, Tweed, Hadley & McCloy LLP
                                Washington, D.C.

                                TABLE OF CONTENTS

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                                                                                         PAGE
                                                                                         ----
ARTICLE I  DEFINITIONS

SECTION 1.01.     Defined Terms........................................................    1
SECTION 1.02.     Terms Generally......................................................   15
SECTION 1.03.     Accounting Terms; GAAP...............................................   15

ARTICLE II  THE CREDITS

SECTION 2.01.     The Commitments......................................................   15
SECTION 2.02.     Loans and Borrowings.................................................   15
SECTION 2.03.     Requests for Borrowings; Interest Elections..........................   16
SECTION 2.04.     Funding of Borrowings................................................   17
SECTION 2.05.     Termination and Reduction of the Commitments.........................   18
SECTION 2.06.     Repayment of Loans; Evidence of Debt.................................   18
SECTION 2.07.     Prepayment of Loans..................................................   19
SECTION 2.08.     Fees.................................................................   19
SECTION 2.09.     Interest.............................................................   20
SECTION 2.10.     Alternate Rate of Interest...........................................   20
SECTION 2.11.     Increased Costs......................................................   21
SECTION 2.12.     Break Funding Payments...............................................   22
SECTION 2.13.     Taxes................................................................   22
SECTION 2.14.     Payments Generally; Pro Rata Treatment; Sharing of Set-offs..........   24
SECTION 2.15.     Mitigation Obligations; Replacement of Lenders.......................   26

ARTICLE III  GUARANTEE

SECTION 3.01.     The Guarantee........................................................   26
SECTION 3.02.     Obligations Unconditional............................................   27
SECTION 3.03.     Reinstatement........................................................   27
SECTION 3.04.     Subrogation..........................................................   28
SECTION 3.05.     Remedies.............................................................   28
SECTION 3.06.     Instrument for the Payment of Money..................................   28
SECTION 3.07.     Continuing Guarantee.................................................   28
SECTION 3.08.     Rights of Contribution...............................................   28
SECTION 3.09.     General Limitation of Guarantee Obligations..........................   29

ARTICLE IV  REPRESENTATIONS AND WARRANTIES

SECTION 4.01.     Organization; Powers; Ownership of Share Capital.....................   29
SECTION 4.02.     Authorization; Enforceability........................................   29
SECTION 4.03.     Governmental Approvals; No Conflicts.................................   30
SECTION 4.04.     All Approvals in Place...............................................   30
SECTION 4.05.     Year 2000 Compliance.................................................   39
SECTION 4.06.     Financial Condition; No Material Adverse Change......................   31
SECTION 4.07.     Properties...........................................................   31
SECTION 4.08.     Litigation and Environmental Matters.................................   31
SECTION 4.09.     Compliance with Laws and Agreements..................................   32
SECTION 4.10.     Taxes................................................................   32
SECTION 4.11.     Disclosure...........................................................   32
SECTION 4.12.     Use of Credit........................................................   32
SECTION 4.13.     Legal Form...........................................................   32

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
SECTION 4.14.     Ranking..............................................................   33
SECTION 4.15.     Commercial Activity; Absence of Immunity.............................   33
SECTION 4.16.     Investment Company...................................................   33
SECTION 4.17.     Supply Contract......................................................   33
SECTION 4.18.     No Subsidiaries; No Partnership Obligations..........................   33
SECTION 4.19.     Books and Records....................................................   33

ARTICLE V  CONDITIONS

SECTION 5.01.     Disbursements Date...................................................   34

ARTICLE VI  AFFIRMATIVE COVENANTS

SECTION 6.01.     Financial Statements and Other Information...........................   35
SECTION 6.02.     Notices of Material Events...........................................   37
SECTION 6.03.     Existence; Conduct of Business......................................   37
SECTION 6.04.     Payment of Obligations...............................................   37
SECTION 6.05.     Maintenance of Properties; Insurance.................................   37
SECTION 6.06.     Books and Records; Inspection Rights.................................   37
SECTION 6.07.     Compliance with Laws.................................................   38
SECTION 6.08.     Use of Proceeds......................................................   38
SECTION 6.09.     Taxes................................................................   38
SECTION 6.10.     Governmental Approvals...............................................   38
SECTION 6.11.     Conduct of Business..................................................   38
SECTION 6.12.     Supply Contract; Organizational Documents............................   38
SECTION 6.13.     Financial Covenants..................................................   39
SECTION 6.14.     Registration of Prior Approval.......................................   39
SECTION 6.15.     Collateral Account...................................................   39

ARTICLE VII  NEGATIVE COVENANTS

SECTION 7.01.     Indebtedness.........................................................   40
SECTION 7.02.     Liens................................................................   40
SECTION 7.03.     Fundamental Changes..................................................   42
SECTION 7.04.     Investments, Etc.; Hedging Agreements................................   42
SECTION 7.05.     Restricted Payments/ Profit Sharing..................................   43
SECTION 7.06.     Transactions with Affilates..........................................   43

ARTICLE VIII  EVENTS OF DEFAULT........................................................   44

ARTICLE IX  ADMINISTRATIVE AGENT

SECTION 9.01.     Appointment of Administrative Agent..................................   47
SECTION 9.02.     Rights as a Lender...................................................   47
SECTION 9.03.     Duties and Obligations...............................................   47
SECTION 9.04.     Reliance.............................................................   48
SECTION 9.05.     Use of Sub-Agents....................................................   48
SECTION 9.06.     Resignation..........................................................   48
SECTION 9.07.     Non-reliance on Administrative Agent.................................   48
SECTION 9.08.     Consent to Modifications, etc. ......................................   49

ARTICLE X  MISCELLANEOUS

SECTION 10.01.    Notices..............................................................   49

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
SECTION 10.02.    Waivers; Amendments..................................................   50
SECTION 10.03.    Expenses; Indemnity; Damage Waiver...................................   50
SECTION 10.04.    Successors and Assigns...............................................   52
SECTION 10.05.    Survival.............................................................   54
SECTION 10.06.    Counterparts; Integration; Effectiveness.............................   55
SECTION 10.07.    Severability.........................................................   55
SECTION 10.08.    Right of Setoff......................................................   55
SECTION 10.09.    Governing Law; Jurisdiction; Service of Process; Etc. ...............   55
SECTION 10.10.    WAIVER OF JURY TRIAL.................................................   56
SECTION 10.11.    No Immunity..........................................................   56
SECTION 10.12.    Judgment Currency....................................................   56
SECTION 10.13.    Use of English Language..............................................   58
SECTION 10.14.    Headings.............................................................   58
SECTION 10.15.    Treatment of Certain Information; Confidentiality....................   58

SCHEDULE I                 Commitments

EXHIBIT A                  Form of Assignment and Acceptance
EXHIBIT B                  Form of Process Agent Acceptance
EXHIBIT C                  Form of Promissory Note
EXHIBIT D                  Form of Borrowing Request
EXHIBIT E                  Form of Interest Election Request

                  CREDIT AGREEMENT dated as of December 20, 1999, among Tele Norte Celular Participacoes S.A. (the "Parent"), Telepara Celular S.A. ("Telepara"), Telamazon Celular S.A. ("Telamazon"), Telma Celular S.A. ("Telma"), Telaima Celular S.A. ("Telaima"), Teleamapa Celular S.A. ("Teleamapa"), the LENDERS party hereto, and BANKBOSTON N.A., NASSAU BRANCH, as Administrative Agent.

                  The Borrowers (as hereinafter defined) have requested that the Lenders (as so defined) make loans to them in an aggregate principal amount not exceeding the Facility Amount (as so defined) at any one time outstanding. The Lenders are prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, indicates that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Borrowing for any Interest Period (or for any Default Interest Period for any overdue principal of or interest on any Loan or any other overdue amount under this Agreement or any other Loan Document), an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the LIBO Rate for such Interest Period (or Default Interest Period) multiplied by (ii) the Statutory Reserve Rate.

                  "Administrative Agent" means BANKBOSTON N.A., NASSAU BRANCH, in its capacity as administrative agent for the Lenders hereunder.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, in any event, any Person that owns directly or indirectly, 50% (in the case of a Lender) or 20% (in the case of any other Person) or more of the securities having ordinary voting power for the election of directors or members of any other governing body of a corporation or a similar percentage or more of the partnership or other ownership interests of any other Person will be deemed for purposes of this definition to control such corporation or other Person. Notwithstanding the foregoing, (i) no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being a director, member of any other governing body, committee member, officer or employee of such Person and (ii) each Shareholder and each of its Affiliates shall be deemed to be an Affiliate of the Borrower.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.5%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ANATEL" means the Agencia Nacional de Telecomunicacoes, the regulatory agency for the telecommunications industry of Brazil.

                  "Annualized EBITDA" means, with respect to any fiscal quarter, the sum of (i) EBITDA for such fiscal quarter and (ii) EBITDA for the immediately preceding fiscal quarter, multiplied by two.

                  "Applicable Margin" means (i) with respect to any Eurodollar Loan, 5.75% per annum and (ii) with respect to any ABR Loan, 3.75% per annum.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total outstanding Loans hereunder represented by the aggregate amount of such Lender's outstanding Loans hereunder.

                  "Approved Merger Candidate" means Telemig Celular S.A. or Telemig Celular Participacoes S.A.

                  "Arranger" means, at any time, any party other than EDC signatory to the Arranger Participation Agreement dated as of the date hereof among the Arrangers (as defined therein) signatory thereto, and EDC, and each such Person's legal successors and permitted assigns.

                  "Arranger Participation Agreement" means the agreement dated as of the date hereof among the Arrangers and EDC.

                  "Assigned Affiliate Indebtedness" means, as of any date, the then outstanding principal amount of Loans that have been assigned or in which a participation of a Lender or Arranger's interest has been made to a Borrower or any of the Borrowers' Affiliates pursuant to Section 10.04(g).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Average Conversion Factor" means, for any period, a fraction, the numerator of which is the sum of the PTAX 800 Rate for each day on which such rate is available in such period and the denominator of which is the number of days on which such rate was available in such period.

                  "BNDES" means Banco Nacional de Desenvolvimento Economico e Social-BNDES, the national development bank of Brazil.

                  "BNDES Financing" means any credit facility to be entered into by any Borrower and BNDES after the date hereof.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowers" means each of: Telamazon Celular S.A., Telepara Celular S.A., Telaima Celular S.A., Teleamapa Celular S.A. or Telma Celular S.A., each a sociedade anonima organized under the laws of Brazil.

                  "Borrowing" means Loans made or continued on the same date and as to which a single Interest Period is in effect.

                  "Borrowing Amount" means: (i) in the case of Telamazon Celular S.A., $4,750,000; (ii) in the case of Telepara Celular S.A., $10,750,000; (iii) in the case of Telaima Celular S.A., $1,000,000; (iv) in the case of Teleamapa Celular S.A., $1,250,000; and (v) in the case of Telma Celular S.A., $7,250,000.

                  "Borrowing Request" means a request by any Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day (i) that is not a Saturday, Sunday or other day on which commercial banks in New York City, Sao Paulo, Brazil or Brasilia, Brazil are authorized or required by law to remain closed (with respect to Sao Paulo, Brazil and Brasilia, Brazil, solely to the extent the Borrowers provide notice to the Administrative Agent of the status of any such day as not a "Business Day" no later than the Interest Payment Date immediately preceding any such day) and (ii) on which transactions in dollar deposits are conducted in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Equivalent" means with respect to any Borrower any of the following, to the extent owned by such Borrower free and clear of all Liens:

                  (i)  dollars and reais in specie form;

                  (ii) readily marketable, direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, maturing within 90 days from the date of acquisition thereof;

                  (iii) readily marketable, direct obligations of the Government of Brazil, the Central Bank or, if guaranteed by the full faith and credit of the Government of Brazil, any agency or instrumentality thereof, maturing within 90 days from the date of acquisition thereof;

                  (iv) investments in demand deposits, time deposits and insured certificates of deposit maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any United States or Brazilian office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of Brazil which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (v) investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. or from Moody's Investors Services, Inc.;

                  (vi) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (ii) of this definition and entered into with a financial institution satisfying the criteria described in clause (iv) of this definition; and

                  (vii) other investments in the ordinary course of the business of such Borrower reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld).

                  "CDI" shall mean the interest rate of Interbank Deposits ("ID") in Brazil, defined as the capitalized daily average of one day ID rates, calculated by the Central of Custody and Cash Settlement of Certificates and Bonds - CETIP, and published thereby on the Business Day immediately prior to the disbursement date of each relevant loan constituting a Parent Subordinated Indebtedness hereunder.

                  "Central Bank" means the Banco Central do Brasil, the central bank of Brazil.

                  "Certificate of Registration" has the meaning assigned to such term in Section 4.03.

                  "Change in Control" means the failure (for any reason whatsoever) of either (i) Telesystem International Wireless Inc. to maintain, directly or indirectly, ownership (beneficial and of record) of at least 25% of the voting shares of Telpart Participacoes S.A., (ii) Telesystem International Wireless Inc. and Opportunity Mem S.A. to collectively maintain, directly or indirectly, ownership (beneficial and of record) of at least 50% of the voting shares of Telpart Participacoes S.A., (iii) Telpart Participacoes S.A. to maintain: (a) actual Control of the Parent or (b) directly or indirectly, ownership (beneficial and of record) of at least 51% of the voting shares of the Parent, or (iv) the Parent to maintain (a) actual Control of each Borrower or
(b) directly or indirectly, ownership (beneficial and of record) of at least 51% of the voting shares of each Borrower.

                  "Change in Law" means (i) the adoption of any law, rule or regulation after the date of this Agreement, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (iii) compliance by any Lender (or, for purposes of Section 2.11(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Collateral Account" means any real-denominated account established by the Administrative Agent and maintained with a financial institution in Brazil selected by the Parent and reasonably acceptable to the Administrative Agent in the name of the Administrative Agent pursuant to Section 6.15.

                  "Combined Basis" means, with respect to the Borrowers, the consolidation of the financial information of all the Borrowers in accordance with the consolidation procedures of GAAP, provided that the Guarantees provided by the Borrowers hereunder or provided by any Borrower in respect of Indebtedness of any other Borrower otherwise permitted hereunder and Indebtedness provided by one Borrower to another Borrower otherwise permitted to be incurred hereunder shall not be considered Indebtedness hereunder.

                  "Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Loans hereunder, as such commitment may be (i) reduced from time to time pursuant to Section 2.05 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

                  "Concessions" means, for any Borrower, the Concession granted on November 4, 1997 by the Ministry of Communications to such Borrower pursuant to the Concession Agreement, in the case of Telamazon, No. 009/97-DOTC/SFO/MC; in the case of Teleamapa, No. 013/97-DOTC/SFO/MC; in the case of Telaima, No. 024/97-DOTC/SFO/MC; in the case of Telma, No. 018/97-DOTC/SFO/MC; and in the case of Telepara, No. 029/97-DOTC/SFO/MC.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Debt Service" means, for any period, with respect to the Borrowers (on a Combined Basis), the sum of (i) Interest Expense for such period, (ii) all principal amounts actually paid by the Borrowers with respect to Indebtedness during such period, and (iii) all commitment fees and guarantee fees actually paid by the Borrowers with respect to Indebtedness during such period, minus the lesser of (x) Interest Income of the Borrowers and (y) $3,500,000, all calculated in accordance with GAAP; provided that the term "Debt Service" shall not include (A) any repayments (including repayments in connection with a refinancing) of principal of Indebtedness having a maturity of less than 366 days, (B) any prepayment pursuant to Section 2.07 and (C) any prepayment of Indebtedness by any Borrower certified by such Person to the Administrative Agent as intended solely to maintain compliance with any financial covenant with respect to such Indebtedness. To the extent any component of Debt Service is denominated in reais, such amount shall be converted into dollars by dividing such amount by the Average Conversion Factor for the period in which such amount was paid.

                  "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Interest Period" means with respect to any overdue principal of or interest on any Loan or any other overdue amount hereunder, during any period while any Default set forth in clause (a) of Article VIII has occurred and is continuing, each successive one-month period, provided that the first such period shall commence as of the date of the occurrence of such Default and each succeeding such period shall commence upon the expiry of the immediately preceding such period.

                  "Disbursement Date" means the date of Borrowing requested in the Borrowing Request submitted pursuant to Section 2.03(a), which shall be at least the second Business Day following the Effective Date.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "EBITDA" means, for any period, with respect to the Borrowers,
(i) the sum of (A) the net income of the Borrowers for such period, (B) depreciation and amortization of the Borrowers for such period, (C) Interest Expense for such period, (D) all other non-cash expenses of the Borrowers accrued during such period, to the extent deducted in determining net income,
(E) income tax expense of the Borrowers for such period, to the extent deducted in determining net income, minus (x) non-cash gains and (y) Interest Income (to the extent included in the calculation of net income) of the Borrowers for such period, to the extent included in determining net income, all calculated in accordance with GAAP and on a Combined Basis, divided by (ii) the Average Conversion Factor for such period.

                  "EDC" means Export Development Corporation, a crown corporation of Canada, in its capacity as Lender.

                  "Effective Date" means the date on which the conditions specified in Article V are satisfied (or waived in accordance with Section 10.02).

                  "Environmental Law" means any and all laws relating to the environment, or to the health and safety of natural persons affected by the environment, or to emissions, discharges, transmissions, radiation, releases or threatened releases of pollutants, contaminants, chemicals into the environment (including into ambient air, soil, surface water, groundwater or land or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, recycling, disposal, transport or handling of pollutants, contaminants, chemicals, electromagnetic waves, toxic or hazardous substances or wastes.

                  "Environmental Liability" means, for any Person, any notice, claim, action (whether administrative, regulatory or judicial), suit, judgment, demand or other written communication by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, government response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law; and shall include (i) any claim by any Governmental Authority for compliance with, or cleanup, removal, response, remediation or other action or damages pursuant to, any applicable Environmental Law and (ii) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising from alleged damage, injury or threat of damage or injury to the environment or to the health or safety of natural persons affected by any matter referred to in this definition.

                  "Equipment" means all hardware, software and spare parts purchased by any Borrower from the Supplier pursuant to the Supply Contract.

                  "Eurodollar", when used in reference to any Loan or Borrowing, indicates that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VIII.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Arranger or any other recipient of any payment to be made by or on account of any obligation of the Parent or any Borrower hereunder or under any other Loan Document, income or franchise taxes imposed on (or measured by) such recipient's net income by the United States of America, Brazil, Canada or by the jurisdiction under the laws of which it is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and, in each case, any Governmental Authority thereof or therein.

                  "Facility Amount" means $25,000,000.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than Brazil. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in Brazil.

                  "Governmental Authority" means the government of any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any federal or other association of or with which any such nation may be a member or associated) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantor" means each of: Tele Norte Celular Participacoes S.A., Telamazon Celular S.A., Telepara Celular S.A., Telaima Celular S.A., Teleamapa Celular S.A. or Telma Celular S.A., each a sociedade anonima organized under the laws of Brazil.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement.

                  "ICMS Tax" means the Imposto sobre a Circulacao de Mercadorias e Servicos.

                  "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vi) all Guarantees by such Person of Indebtedness of others,
(vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any

Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of calculating the ratios set forth in Section 6.13, Indebtedness denominated in reais shall be converted into dollars by dividing the aggregate amount of such Indebtedness by the PTAX 800 Rate for the date of determination of such ratios.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes and Other Taxes.

                  "Insurance Breakage" means, in respect of any prepayment made prior to the second anniversary of the Disbursement Date, (i) 2.75% multiplied by (ii) $12,500,000 multiplied by (iii) (a) 730 minus (b) the number of days in the period commencing on the Disbursement Date and ending on the date of such prepayment divided by (iv) 360.

                  "Insurer" means Export Development Corporation, a crown corporation of Canada, in its capacity as issuer pursuant to the Political Risk Insurance Agreement.

                  "Interest Election Request" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.03(b).

                  "Interest Expense" means, for any period, with respect to the Borrowers, the sum of (i) all interest in respect of Indebtedness of the Borrowers actually paid during such period (including the interest component of any payments in respect of Capital Lease Obligations) and (ii) the net amount payable (or minus the net amount receivable) under any interest rate Hedging Agreements during such period (whether or not actually paid or received during such period), all calculated in accordance with GAAP.

                  "Interest Income" means, for any period, with respect to the Borrowers, the sum of all interest in respect of Total Assets actually paid to the Borrowers during such period, all calculated in accordance with GAAP.

                  "Interest Payment Date" means with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

                  "Interest Period" means, with respect to any Borrowing, the period commencing on (i) in the case of the initial Interest Period, the date of such Borrowing, or (ii) in the case of any subsequent Interest Period, the date immediately succeeding the Interest Payment Date for the immediately preceding Interest Period, and ending on the numerically corresponding day in the calendar month that is three or six months thereafter, as jointly requested by the Borrowers; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) notwithstanding the foregoing, if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date, (d) the initial Interest Period for any Borrowing made subsequent to the first Borrowing shall end on the last day of the Interest Period for such first Borrowing in effect on the date of such subsequent Borrowing and (e) all Interest Periods for every Borrower shall end on the same day. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent continuation of such Borrowing.

                  "Lenders" means the Persons listed on Schedule I and any other financial institution that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such financial institution that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO Rate" means, with respect to any Borrowing for any Interest Period (or for any Default Interest Period for any overdue principal of or interest on any Loan or any other overdue amount under this Agreement or any other Loan Document), the rate appearing on Page 3750 of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or Default Interest Period), as the rate for dollar deposits with a maturity comparable to such Interest Period (or Default Interest Period). In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Borrowing for such Interest Period (or Default Interest Period) shall be the arithmetic average of the rates (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits in an amount comparable to the amount of such Borrowing and for a maturity comparable to such Interest Period (or Default Interest Period) are offered by the principal London office of the respective Reference Banks in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or Default Interest Period). If any Reference Bank does not timely furnish the information required for determination of any LIBO Rate, the Administrative Agent shall determine such LIBO Rate on the basis of the information timely furnished by the remaining Reference Banks. In the event that the Interest Period is determined under clause (d) of the definition of Interest Period with respect to any Borrowing, then the LIBO Rate with respect to such Borrowing for such Interest Period shall be determined as if such Interest Period were a three month period.

                  "Lien" means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means, collectively, this Agreement, all promissory notes executed pursuant to the terms hereof and the fee letter described in Section 2.08(a).

                  "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

                  "Margin Stock" means "margin stock" within the meaning of Regulations T, U or X of the Board.

                  "Material Adverse Effect" means any event, development or circumstance that has or is reasonably likely to have a material adverse effect on:

                  (i) The business, assets, results of operations, or financial condition of the Borrowers on a Combined Basis;

                  (ii) The ability of the Borrowers to perform their obligations under the Loan Documents;

                  (iii) The validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent (on behalf of itself and the Lenders) thereto; or

                  (iv) Any Concession, the rights thereto or rights to operate thereunder of any Borrower.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any Person in an aggregate principal amount at the time exceeding (i) in the case of any Borrower, $1,500,000 and (ii) in the case of the Parent, $5,000,000 (or, in each case, the equivalent in one or more other currencies). For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maturity Date" means the date that is the fifth anniversary of the Disbursement Date.

                  "Ministry of Communications" means the Ministerio das Comunicacoes, the Ministry of Communications of Brazil.

                  "Net Indebtedness" means, on any date of determination, with respect to the Borrowers (on a Combined Basis), total Indebtedness (after giving effect to any Indebtedness incurred on such date and the application on such date of proceeds therefrom, but excluding Subordinated Indebtedness) minus the lesser of (x) the value of all Cash Equivalents owned by the Borrowers as of the close of business on such date and (y) $20,000,000. For purposes of calculating the ratio set forth in Section 6.13(a), Cash Equivalents and Indebtedness denominated in currency other than dollars shall be converted into dollars by dividing the aggregate value of such Cash Equivalents or the aggregate amount of such Indebtedness outstanding on such date, as the case may be, by the PTAX 800 Rate (in the case of Cash Equivalents or Indebtedness denominated in reais) or by reference to the rate of exchange for such currency as quoted on the Reuters WRLD Screen for buying dollars (or the successor of such screen or the comparable screen provided by a successor provider) for the date of determination of such ratios (in the case of Cash Equivalents or Indebtedness denominated in currency other than dollars or reais).

                  "Net Foreign Currency Indebtedness" means, on any date of determination, with respect to the Borrowers (on a Combined Basis), total Indebtedness (after giving effect to any Indebtedness incurred on such date and the application on such date of proceeds therefrom, but excluding Subordinated Indebtedness) that is (i) required to be repaid in any currency other than reais and (ii) not hedged against exchange rate fluctuation by means of a Hedging Agreement minus the lesser of (x) the value of all Cash Equivalents owned by the Borrowers as of the close of business on such date and (y) $20,000,000. For purposes of calculating the ratios set forth in Section 6.13(b), Cash Equivalents and Indebtedness denominated in currency other than reais or dollars shall be converted into dollars by dividing the aggregate value of such Cash Equivalents or the aggregate amount of such Indebtedness outstanding on such date, as the case may be, by reference to the rate of exchange for such currency as quoted on the Reuters WRLD Screen for buying dollars (or the successor of such screen or the comparable screen provided by a successor provider) for the date of determination of such ratios.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "Parent" means Tele Norte Celular Participacoes S.A.

                  "Participant" has the meaning assigned to such term in Section 10.04(e).

                  "Permitted Encumbrances" means:

                  (i) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

                  (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 6.04;

                  (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (iv) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (v) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;

                  (vi) easements, zoning restrictions, rights?of?way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Guarantor;

                  (vii) liens arising solely by virtue of any statutory provisions relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or the funds maintained with a creditor depository institution;

                  (viii) any reversionary interest or title of a lessor under any lease entered into by any Guarantor in the ordinary course of business;

                  (ix) any reversionary interest of the Government of Brazil or any Governmental Authority thereof in the Concession or any assets of any Guarantor subject thereof; and

                  (x) Liens of the Government of Brazil imposed by operation of law;

                  provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Political Risk Insurance Agreement" means the Political Risk Insurance Policy to be issued by the Insurer in favor of the Arrangers with respect to the Loans.

                  "Prime Rate" means the arithmetic mean of the rate of interest per annum publicly announced from time to time by each Reference Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Principal Repayment Amount" means, for each Borrower, one-eighth of the original principal amount disbursed to such Borrower pursuant to Article II.

                  "Principal Repayment Date" means each of the eighteen month anniversary of the Disbursement Date and each six month anniversary thereafter until and including the Maturity Date.

                  "Prior Approval" has the meaning assigned to such term in
Section 4.03.

                  "Process Agent" has the meaning assigned to such term in
Section 10.09(c).

                  "Process Agent Acceptance" means a letter from the Process Agent to the Administrative Agent, substantially in the form of Exhibit B.

                  "PTAX 800 Rate" means, for any date, the closing exchange rate of sale for dollars under PTAX 800 Opcao 5 for the most recently preceding Business Day prior to such date, as published in the Sisbacen Data System of the Central Bank.

                  "Quarterly Date" means each of the three month anniversary of the Disbursement Date and each three month anniversary thereafter until and including the Maturity Date, or if such date is not a Business Day, the Business Day immediately succeeding such date.

                  "R$" or "real" or "reais" means the lawful money of Brazil.

                  "Reference Banks" means Canadian Imperial Bank of Commerce, Citibank, N.A. and BankBoston, N.A. (or their respective applicable lending offices, as the case may be).

                  "Register" has the meaning set forth in Section 10.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, subject to Section 10.02(b)(v), Lenders having outstanding Loans representing at least 66 2/3% of the sum of the total outstanding Loans at such time.

                  "Restricted Payment" means any dividend, interest on capital or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of any Borrower or any option, warrant or other right to acquire any such shares of capital stock of such Borrower; provided that the term "Restricted Payment" does not include any such dividend, distribution or other payment consisting solely of shares of capital stock of such Borrower.

                  "Shareholder" means, at any date, the legal holder of any capital stock of any Borrower.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or any other Governmental Authority of the United States of America to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Loans and any other amounts payable by any Borrower under this Agreement or any other Loan Document shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Indebtedness" means, with respect to any Person, unsecured Indebtedness of such Person (i) subordinated in priority and payment to the Indebtedness created hereunder in form and substance reasonably satisfactory to the Administrative Agent and (ii) in respect of which no payments of any kind, including principal, interest or fees, shall be payable prior to the date falling 6 months after the Maturity Date.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles relating to the parent as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Supplier" means Ericsson Telecomunicacoes S.A..

                  "Supply Contract" means, the Contract dated as of March 24, 1999 between the Parent and the Supplier.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Tax Haven Jurisdiction" means any country that does not have income tax or in which the income tax rate is lower than 20% (as referred to in Article 8th of Law no. 9,779/99 of Brazil or any similar or successor legislation or rules).

                  "Technical Service Agreement" means, the agreement to be entered into between the Borrowers and Telesystem International Wireless, Inc. with respect to the provision of technical and management services by Telesystem International Wireless, Inc. to the Borrowers.

                  "Total Assets" means, on any date of determination with respect to any Person, all assets of such Person that would be classified as assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper, all in accordance with GAAP.

                  "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents to be executed by them, the borrowing of Loans and the use of the proceeds thereof.

                  "Year 2000 Compliance" of an entity means the ability of the software and other processing capabilities of such entity to correctly interpret and manipulate all data, in whatever form, including printed form, screen displays, financing records, calculations and loan-related data, so as to avoid errors in processing that may otherwise occur because of the inability of the software or other processing capabilities to recognize accurately the year 2000 or subsequent dates. "Year 2000 Compliant" shall have a corresponding meaning.

                  SECTION 1.02. Terms Generally. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

                  SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if a Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies a Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrowers in a single Borrowing on the Disbursement Date in an aggregate principal amount not exceeding its Commitment.

                  SECTION 2.02. Loans and Borrowings.

                  (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Type of Loans. The initial Borrowing shall comprise only Eurodollar Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of each Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) Amount of Loans. The Loans shall be part of a single Borrowing on the Disbursement Date, and each Loan shall be in an amount of no less than $1,000,000 and in an amount not exceeding each Borrower's respective Borrowing Amount.

                  (d) EDC as Lender. The amount of Loans that EDC shall be obligated, subject to the terms and conditions set forth herein, to make to the Borrowers on the Disbursement Date, notwithstanding anything herein to the contrary, be limited to an amount equal to EDC's Pro Rata Share (as defined in the Arranger Participation Agreement) of such proposed Borrowing and any amount actually received from the Arrangers in respect of their Pro Rata Shares (as defined in the Arranger Participation Agreement) of such proposed Borrowing.

                  SECTION 2.03. Requests for Borrowings; Interest Elections.

                  (a) Requests for Borrowings. The making of the initial Borrowing may be requested by a Borrower by means of delivery to the Administrative Agent of a Borrowing Request by telephone not later than 3:00 p.m., New York time on the Effective Date or the next succeeding Business Day, two Business Days before the date of the Eurodollar Borrowing proposed therein. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  The telephonic Borrowing Request delivered pursuant to this
Section 2.03(a) shall be irrevocable and shall be confirmed promptly, and in no event later than 3:00 p.m., New York time the day of delivery of the telephonic Borrowing Request, by hand delivery or fax to the Administrative Agent of a written Borrowing Request, in substantially the form of Exhibit D hereto, signed by the President or a Financial Officer of each Borrower and to the extent the proceeds of the Loans to be made as part of the requested Borrowing will be used to finance purchases from the Supplier permitted under Section 6.08, attaching invoices from the Supplier for payments due, which are required to be in compliance with Section 6.08. Each such telephonic and written Borrowing Request shall specify, in compliance with Section 2.02, (i) the aggregate amount of the proposed Borrowing and (ii) the date of such Borrowing, which shall be a Business Day; and shall confirm compliance with the conditions set forth in
Section 5.01(c).

                  (b) Interest Elections.

                  (i) Elections by the Borrowers for Borrowings. For any Interest Period that does not end on the Maturity Date, the Borrowers shall jointly elect a successor Interest Period pursuant to this
         Section 2.03(b). If the Borrowers do not jointly elect a successor Interest Period pursuant to the immediately preceding sentence, the Borrowers shall be deemed to have elected an Interest Period of a duration equal to the duration of the immediately preceding Interest Period. In all cases, the Interest Period election by the Borrowers shall be effective hereunder only after having been duly authorized by the Central Bank and after the Administrative Agent shall have received evidence of such authorization.

                  (ii) Notice of Elections. To make an election pursuant to this Section, the Borrowers shall jointly notify the Administrative Agent of such election by telephone not later than 3:00 p.m., New York time, three Business Days before the first day of the proposed Interest Period. Each such telephonic Interest Election Request shall be a period contemplated by the definition of the term "Interest Period", shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request, in substantially the form of Exhibit E hereto and signed by the President or a Financial Officer of such Borrower.

                  (iii) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                           (A) the effective date of the election made pursuant
                  to such Interest Election Request, which shall be a Business Day; and

                           (B) the Interest Period to be applicable thereto
                  after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

         If any such Interest Election Request does not specify an Interest Period, then the Borrowers shall be deemed to have elected an Interest Period of a duration equal to the duration of the immediately preceding Interest Period.

                  (iv) Notice by the Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  SECTION 2.04. Funding of Borrowings.

                  (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the Disbursement Date by wire transfer of immediately available funds by 10:00 a.m. New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will promptly credit the amounts so received, net of all costs, fees (including documentation fees) and out-of-pocket expenses (including, without limitation, reasonable legal fees and expenses) of the Lender, Arrangers, and the Administrative Agent with respect to the negotiation and drafting of the credit documentation and other compensation payable pursuant to the terms hereof on or prior to the Disbursement Date to the Lender, Arrangers, and Administrative Agent in like funds, to such account designated by the relevant Borrower to the Administrative Agent for the purpose of receiving such funds but in any event no later than 11:00 a.m. New York time.

                  (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) the interest rate representing the Administrative Agent's cost to make such amount available to the Borrowers, as certified by the Administrative Agent (with respect to such applicable Lender) or (ii) the interest rate then applicable pursuant to Section 2.09(a) (with respect to the Borrowers). If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.05. Termination and Reduction of the Commitments.

                  (a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate at 5:00 p.m., New York time, on the Disbursement Date. The termination of the Commitments shall be permanent.

                  SECTION 2.06. Repayment of Loans; Evidence of Debt.

                  (a) Repayment. Each Borrower hereby unconditionally promises to pay to the Administrative Agent on behalf and for the account of the Lenders such Borrower's Principal Repayment Amount on each Principal Payment Date. To the extent not previously paid, all Loans shall be due and payable on the Maturity Date.

                  (b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, each Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by fax) of such selection not later than 12:00 p.m., New York time, three Business Days before the scheduled date of such repayment. If any Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied to Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

                  (c) Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (d) Maintenance of Loan Accounts by the Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (e) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be, absent manifest error, prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                  (f) Promissory Notes. Each Loan shall be evidenced by a promissory note. The Borrowers shall prepare, execute and deliver to each Lender a promissory note (substantially in the form of Exhibit C) payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered permitted assigns). The Loans and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.07. Prepayment of Loans.

                  (a) Optional Prepayments. Subject to approval by the Central Bank, if applicable, the Borrowers shall have the right (i) at any time and from time to time to prepay any Borrowing in whole or (ii) at any time after the second anniversary of the Effective Date to prepay any Borrowing in part, subject to the requirements of this Section. If any such prepayment shall occur prior to the second anniversary of the Disbursement Date, then such Borrower shall, concurrently with such prepayment, pay Insurance Breakage, in addition to any costs otherwise payable pursuant to Section 2.12.

                  (b) Notices, Etc. The Borrowers shall notify the Administrative Agent by telephone (confirmed by fax) of any proposed prepayment hereunder, not later than 12:00 p.m., New York time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and the payment or payments against which such prepayment shall be applied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Loan shall be in an amount no less than $1,000,000, or any lesser amount as necessary to prepay in full the remaining outstanding principal amount of such Loan. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.09 and shall be made in the manner specified in Section 2.06(c). Amounts prepaid may not be re-borrowed.

                  SECTION 2.08. Fees.

                  (a) Fee Letter. All fees payable under the letter agreement dated as of the date hereof among the Borrowers, the Lenders and the Administrative Agent shall be paid on the due dates set forth therein in immediately available funds to the Administrative Agent for distribution to the Person entitled thereto.

                  (b) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Person entitled thereto. Fees paid under the Loan Documents shall not be refundable under any circumstances.

                  SECTION 2.09. Interest.

                  (a) Loans. Each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is a part plus the Applicable Margin. Each ABR Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (b) Default Interest. Notwithstanding the foregoing, if any Default set forth in clause (a) of Article VIII shall have occurred and be continuing, (i) if such overdue amount is principal of or interest on any Eurodollar Loan or any overdue amount hereunder other than principal of or interest on any Loan, such overdue amount shall bear interest, after as well as before judgment, for any Default Interest Period, at a rate per annum equal to the Adjusted LIBO Rate for such Default Interest Period plus the Applicable Margin plus 1% and (ii) if such overdue amount is principal of or interest on any ABR Loan, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 1%, in each case, from the applicable date of such Default until such overdue amount is paid in full.

                  (c) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, for any Loan with a six month Interest Period, on each Quarterly Date for such Loan; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

                  (d) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.10. Alternate Rate of Interest.

                  (a) If prior to the commencement of any Interest Period:

                  (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period;

                  (ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

                  (iii) it shall be illegal for the Lenders to make any Loan that bears interest based upon the Adjusted LIBO Rate;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or fax as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, Loans made pursuant to any Borrowing Request delivered to the Administrative Agent during such period shall be made as an ABR Borrowing.

                  (b) Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful as a result of a Change in Law for any Lender to honor its obligation to maintain Eurodollar Loans to any Borrower hereunder, then such Lender shall promptly notify the Administrative Agent thereof, and the Administrative Agent shall give prompt notice thereof to such Borrower. At such time that such Lender notifies the Administrative Agent, such Lender's obligation to make Eurodollar Loans shall be suspended until such time as the Lender may again make and maintain Eurodollar Loans and, at the Borrower's option, either (i) such Borrower shall prepay all such Eurodollar Loans made by such Lender then outstanding hereunder together with accrued interest thereon or (ii) as of the date of such suspension, such Loans shall bear interest at the Adjusted Base Rate until such time as such Lender may again make and maintain Eurodollar Loans.

                  SECTION 2.11. Increased Costs.

                  (a) Increased Costs Generally. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan to any Borrower (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) excluding for purposes of this Section 2.11(a) any such increase or reduction resulting from Indemnified Taxes or Other Taxes (as to which Section
2.13 shall govern), then such Borrower will pay such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered in accordance with Section 2.14(a).

                  (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to any Borrower to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time such Borrower will pay such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered in accordance with
Section 2.14(a).

                  (c) Certificates from Lenders. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly, but in any event within 45 days after such Lender obtains actual knowledge thereof, notify the relevant Borrower or Borrowers (with a copy to the Administrative Agent) in reasonable detail of the reason why it has become so entitled. A certificate of a Lender setting forth in reasonable detail the calculation and the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the basis thereof shall be delivered to the relevant Borrower or Borrowers and shall be conclusive absent manifest error, provided that such determination and calculation of such Lender are made on a reasonable basis. The relevant Borrower or Borrowers shall pay the amount shown as due on any such certificate in accordance with Section 2.14(a) within 10 days after receipt thereof. Notwithstanding anything to the contrary herein, if any Lender fails to give notice in accordance with this paragraph (c) within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section in respect of any costs resulting from such event, only be entitled to payment under this Section for costs incurred from and after the date 90 days prior to the date that such Lender does give such notice.

                  SECTION 2.12. Break Funding Payments. In the event of (i) the payment by any Borrower of any principal of any Eurodollar Loan other than on an Interest Payment Date applicable thereto (including as a result of an Event of Default), (ii) the failure to borrow, continue or prepay any Eurodollar Loan by any Borrower on the date specified in any notice delivered pursuant hereto, or
(iii) the assignment or participation of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by any Borrower pursuant to Section 2.15 or Section 10.04(g), then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (but, in any event, excluding any loss of profits and the Applicable Margin applicable to such Eurodollar Loan). The loss to any Lender attributable to any such event shall be deemed to be an amount determined by such Lender to be equal to the excess, if any, of (A) the amount of interest that such Lender would pay for a deposit equal to the principal amount of the applicable Eurodollar Loan so prepaid, not borrowed continued or prepaid or assigned, as applicable, for the period from the date of such payment, failure or assignment to the last day of the then current Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow or continue, the duration of the Interest Period that would have resulted from such borrowing or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (B) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth in reasonable detail the calculation and any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to such Borrower and shall be conclusive absent manifest error. Such Borrower shall pay the amount shown as due on any such certificate in accordance with Section 2.14(a) within 10 days after receipt thereof. Notwithstanding anything in this paragraph to the contrary, the substitution of a Default Interest Period for an Interest Period with respect to any overdue amount pursuant to Section 2.09(b) shall not impose any liability on the Borrowers pursuant to this paragraph.

                  SECTION 2.13. Taxes.

                  (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Guarantors hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13(a)) the Administrative Agent or Lender (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Payment of Other Taxes by the Guarantor. In addition, each Guarantor shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Indemnification by the Guarantor. Each Guarantor shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13(c)) paid with respect to any and all payments by or on account of any obligation of such Guarantor hereunder or under any other Loan Document by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses paid by the Administrative Agent or such Lender, as the case may be, arising therefrom or with respect thereto (other than penalties, interest and expenses that arise solely as a result of the gross negligence or willful misconduct of the Administrative Agent or such Lender), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. To the extent practicable, each of the Administrative Agent and each Lender agrees to use reasonable efforts to provide the Guarantors with notice of the imposition of any Indemnified Taxes or Other Taxes upon such Person prior to the payment of such Indemnified Taxes or Other Taxes, provided that the delivery of such notice will not subject such Person to any unreimbursed cost or expense or other disadvantage. A certificate specifying the amount of such payment and a reasonable explanation of the calculation thereof delivered pursuant to this Section 2.13(c) to the Guarantors by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Guarantor to a Governmental Authority, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, if available, and a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Forms. If the Administrative Agent or any Lender or Arranger is entitled to an exemption from or reduction of any Indemnified Taxes or Other Taxes under applicable law with respect to payments under this Agreement or any other Loan Document, such Person shall deliver to each applicable Guarantor (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Guarantor, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that the delivery, completion or execution of such documentation will not subject such Lender to any unreimbursed cost or expense and would not otherwise be unduly disadvantageous to such Lender, provided further that such Lender's failure to fulfill its obligations pursuant to this Section 2.13(e) shall not relieve any Guarantor of any of its obligations under this Agreement.

                  (f) Tax Benefits. If the Administrative Agent or any Lender or Arranger shall determine, in its sole reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes paid or indemnified by any Guarantor pursuant to Section 2.13(a), Section 2.13(b), or Section 2.13(c), the Administrative Agent or such Lender or Arranger, as the case may be, shall to the extent that it determines that such refund is attributable to Indemnified Taxes or Other Taxes paid or indemnified by such Guarantor, so advise such Guarantor and pay to such Guarantor an amount that the Administrative Agent or such Lender or Arranger, as the case may be, shall determine is equal to the lesser of such refund and the amount of Indemnified Taxes or Other Taxes actually paid or indemnified by such Guarantor in respect of which such refund was made, provided that such Person determines that any such payment to such Guarantor shall not prejudice the retention of such refund by such Person.

                  (g) Limitations. Notwithstanding anything to the contrary contained hereunder or under any other Loan Document, the Guarantors shall only be required to make payments pursuant to Section 2.13(a)(i) or Section 2.13(c) to the extent the rate of Indemnified Taxes does not exceed the rate of withholding tax on interest to Persons who are not located in Tax Haven Jurisdictions.

                  SECTION 2.14. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) Payments by the Guarantors. Each Guarantor shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.11, 2.12 or 2.13, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 p.m., New York time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments, except as otherwise expressly provided in the relevant Loan Document, shall be made to the Administrative Agent at its offices in New York, N.Y. (i) so long as EDC shall be the sole Lender hereunder, to an account in the name of EDC at BankBoston N.A., as notified by the Administrative Agent to the Guarantors or (ii) otherwise, pursuant to notice from the Administrative Agent of an assignment by EDC pursuant to Section 10.04(b) of any Loan or Commitment,
(A) with respect to amounts owing to EDC subsequent to such assignment, to the account referred to in clause (i) of this sentence and (B) with respect to all other amounts, to an account as notified by the Administrative Agent to the Guarantors. To the extent any Guarantor has not received notice from the Administrative Agent with respect to the division of payments due hereunder between the accounts listed in clause (ii) in the immediately preceding sentence, the Guarantors shall use their reasonable efforts to divide any such payments between such accounts in accordance with the amounts actually owed to EDC and the other Lenders, respectively. To the extent the Administrative Agent shall receive any such payments for the account of any other Person, it shall distribute such payments to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document shall be made in dollars.

                  (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the relevant Lenders, and each termination of the amount of the Commitments under Section 2.05 shall be applied to the respective Commitments of the relevant Lenders, pro rata according to the amounts of their respective Commitments; (ii) each payment or prepayment of principal of the Loans by the Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iii) each payment of interest on Loans by the Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the respective amounts of interest on such Loans then due and payable to them.

                  (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Affiliate of the Borrowers (as to which the provisions of this paragraph shall apply). Each of the Borrowers consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set?off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

                  (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from any of the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that any Borrower will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.04(b) or 2.14(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.15. Mitigation; Replacement of Lenders.

                  (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11, or if any of the Borrowers is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or if any Lender is unable to make or maintain a Eurodollar Loan pursuant to a Change of Law described in
Section 2.10(b), upon such Borrower's request such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or, with the consent of such Borrower, Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.13 or obviate the effect of such Change in Law, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) Replacement of Lenders. If any Lender requests compensation under Section 2.11, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or if any Lender is unable to make or maintain a Eurodollar Loan pursuant to a Change of Law described in Section 2.10(b), or if any Lender defaults in its obligation to fund Loans hereunder, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to
Section 2.13, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                                    GUARANTEE

                  SECTION 3.01. The Guarantee. The Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to each other Guarantor and all other amounts from time to time owing to the Lenders or the Administrative Agent by each other Guarantor under this Agreement or under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if any other Guarantor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 3.02. Obligations Unconditional. The obligations of the Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrowers under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrowers under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  SECTION 3.03. Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

                  SECTION 3.04. Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrowers or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  SECTION 3.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of
Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

                  SECTION 3.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion action under New York CPLR Section 3213.

                  SECTION 3.07. Continuing Guarantee. The guarantee in this
Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 3.08. Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrowers and the Guarantors hereunder and under the other Loan Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Disbursement Date, as of the Disbursement Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

                  SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  On the Disbursement Date, each Borrower, and to the extent specified, each Guarantor, represents and warrants to the Administrative Agent and the Lenders that:

                  SECTION 4.01. Organization; Powers; Ownership of Share Capital. Such Guarantor is a corporation duly organized and validly existing under the laws of Brazil. Such Guarantor has all requisite power and authority to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required. As of the Disbursement Date, Telesystem International Wireless Inc. directly or indirectly owns (beneficially and of record) at least 48% of the voting shares of Telpart Participacoes S.A.; Telpart Participacoes S.A. owns (beneficially and of record) at least 51% of the voting shares of the Parent and maintains actual Control of the Parent; and the Parent owns (beneficially and of record) at least 82% of the voting shares of each Borrower and maintains actual Control of each Borrower.

                  SECTION 4.02. Authorization; Enforceability. The Transactions are within such Guarantor's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by such Guarantor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions and the exercise by the Administrative Agent of any of its rights under the Loan Documents (i) do not require such Guarantor to obtain or make any consent or approval (including any exchange control approval) of, notice to, registration or filing with, or any other action by, any Brazilian Governmental Authority (including ANATEL, the Ministry of Communications and the Central
Bank), except (a) prior approvals issued by the Central Bank, which authorize the closing of exchange in connection with each disbursement of the proceeds of Loans and approve the terms of the applicable Borrowing Request and the applicable Interest Election Request (each a "Prior Approval"), of which the prior approval of the Central Bank requested by EDC in a letter to the Central Bank is in full force and effect on the Disbursement Date, (b) certificates of registration (each a "Certificate of Registration"), which authorize such Guarantor to remit payments in U.S. dollars abroad in respect of principal, interest and all other payments, payable with respect to a disbursement of Loans hereunder, (c) the authorization from the Central Bank for remittance abroad in dollars of any payment not set forth in the Certificate of Registration or any payment set forth in the Certificate of Registration to be made earlier than the originally scheduled due date, and (d) such consents, approvals, notices to, registrations or filings which have been obtained or made, are in full force and effect and are not subject to any appeal; (ii) will not violate any law or regulation (including regulations of the Central Bank), applicable to such Guarantor, or the charter, by?laws or other organizational documents of such Guarantor or any order of any Brazilian Governmental Authority applicable to such Guarantor; (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by such Guarantor; and (iv) will not result in the creation or imposition of any Lien on any asset of such Guarantor.

                  SECTION 4.04. All Approvals in Place. All approvals, qualifications, authorizations, licenses and permits of any Brazilian Governmental Authority (including the Concession) or any other third party that are necessary or prudent for the conduct of the operations of such Guarantor have been duly obtained, are in full force and effect, are not subject to appeal, are free from conditions or requirements the compliance with which could have a Material Adverse Effect and are held in the name of such Guarantor; except those approvals, qualifications, authorizations, licenses and permits (a) the absence of which are not reasonably likely to have a Material Adverse Effect or (b) that are not capable of being obtained at the present time or that are not capable as a matter of applicable law or prevailing practice of the relevant Brazilian Governmental Authority or third party of being obtained at the present time (but as to which, in any such case such Guarantor knows of no reason the same will not be obtained in due course).

                  SECTION 4.05. Year 2000 Compliance. Such Guarantor has undertaken a review and assessment of all areas within its business and operations that could be adversely affected by its failure to be Year 2000 Compliant on a timely basis and has developed and implemented a comprehensive, detailed program to become Year 2000 Compliant and believes that it is currently Year 2000 Compliant and that it shall remain Year 2000 Compliant. As of the Disbursement Date, on the basis of reasonable inquiries made, such Guarantor reasonably believes (i) that the equipment delivered pursuant to the Supply Contract by the Supplier is currently Year 2000 Compliant and that it shall remain Year 2000 Compliant and (ii) that each of Telecomunicacoes de Para S.A., Telecomunicacoes de Amapa S.A., Telecomunicacoes de Roraima S.A., Telecomunicacoes de Maranhao S.A. and Telecomunicacoes de Amazonas S.A. will achieve Year 2000 Compliance on or prior to December 31, 1999, and remain Year 2000 Compliant thereafter.

                  SECTION 4.06. Financial Condition; No Material Adverse Change.

                  (a) Financial Condition. The Parent has heretofore furnished to the Lenders its balance sheet and statements of income, stockholders' equity and cash flows, in each case on a consolidated basis as of and for the fiscal year ended December 31, 1998, reported on by its independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent on a consolidated basis as of such date and for such period in accordance with GAAP.

                  (b) No Material Adverse Change; No Undisclosed Liabilities. Since December 31, 1998, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Parent on a consolidated basis. Other than those set forth in the financial statements furnished pursuant to Section 4.06(a) or most recently furnished pursuant to Section 6.01(a) or (b), as the case may be, or otherwise disclosed to the Administrative Agent, such Guarantor has no outstanding or contingent obligations, claims or charges that are reasonably likely to have a Material Adverse Effect.

                  SECTION 4.07. Properties.

                  (a) Property Generally. Such Guarantor has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted.

                  (b) Intellectual Property. Such Guarantor owns, or is licensed or otherwise permitted by contractual arrangement to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to and used in its current business, and the use thereof by such Guarantor does not infringe upon the rights of any other Person, except to the extent, in each such case, any non-compliance is not reasonably likely to have a Material Adverse Effect.

                  SECTION 4.08. Litigation and Environmental Matters.

                  (a) Actions, Suits and Proceedings. As of the Disbursement Date, there are no actions, suits or proceedings by or before any arbitrator or Brazilian Governmental Authority now pending against or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor other than actions, suits or proceedings relating solely to sales and service tax and labor-related claims, that, if adversely determined, are not reasonably likely to have a Material Adverse Effect. At all other times, except as otherwise disclosed to the Administrative Agent, there are no actions, suits or proceedings by or before any arbitrator or Brazilian Government Authority now pending against or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor other than actions, suits or proceedings, that, if adversely determined, are not reasonably likely to have a Material Adverse Effect.

                  (b) Environmental Matters. Such Guarantor (i) has not failed to comply in any material respect with any Environmental Law applicable to it or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law applicable to it, (ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability and (iv) does not know of any basis for any Environmental Liability, that, in each of the foregoing cases, is reasonably likely to have a Material Adverse Effect.

                  SECTION 4.09. Compliance with Laws and Agreements. Such Guarantor is in compliance in all material respects with all laws, regulations and orders of any Brazilian Governmental Authority applicable to it or its property and all material indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.

                  SECTION 4.10. Taxes. Such Guarantor has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required thereunder to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves.

                  SECTION 4.11. Disclosure. As of the Disbursement Date, such Guarantor has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters (other than matters of a general macroeconomic nature) known to it, that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of such Guarantor to the Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, as of the Disbursement Date, no event or circumstance has occurred since the time any such statement or information was made or furnished that, if it had occurred prior to the time that the relevant statement or information was made or furnished, would have made such statement or information misleading in any material respect if not disclosed; provided that, with respect to projected financial information, such Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 4.12. Use of Credit. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.

                  SECTION 4.13. Legal Form. Subject to the provisio set forth below, each of the Loan Documents is in proper legal form under the law of Brazil for the enforcement thereof against such Guarantor under such law and would constitute legal, valid and binding obligations of such Guarantor under such law, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, concordata, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights; provided however that, in order to ensure the admission of the Loan Documents before the public agencies and courts in Brazil
(a) the signatures of the parties thereto signing outside Brazil shall be notarized by a notary public licensed as such under the laws of the place of signing and the signature of such notary public should be authenticated by a consular official of Brazil and the Loan Documents must be translated into the Portuguese language by a sworn translator or, (b) absent such notarization and consularization, the Loan Documents, together with their respective sworn translations, shall be registered with the appropriate Registry of Titles and Deeds in Brazil. No Indemnified Taxes or Other Taxes are required to be paid to Brazil, or any political subdivision thereof or therein in each case for the validity and enforceability thereof.

                  SECTION 4.14. Ranking. This Agreement and the other Loan Documents and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of such Guarantor, and rank and will at all times rank in right of payment and otherwise at least pari passu with all other senior unsecured Indebtedness of such Guarantor, whether now existing or hereafter outstanding. There exists no Lien (including any Lien arising out of any attachment, judgment or execution), nor any segregation or other preferential arrangement of any kind, on, in or with respect to any of the property or revenues of any Borrower, except as expressly permitted by Section 7.02.

                  SECTION 4.15. Commercial Activity; Absence of Immunity. Such Guarantor is subject to civil and commercial law with respect to its obligations under this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance by such Guarantor of this Agreement and each of the other Loan Documents to which it is a party constitute private and commercial acts rather than public or governmental acts. Neither such Guarantor, nor any of its properties or revenues, is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of such Guarantor under this Agreement or any of the other Loan Documents to which it is a party.

                  SECTION 4.16. Investment Company. Such Guarantor is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.17. Supply Contract. The Supply Contract has been duly authorized, executed and delivered by the Parent, is in full force and effect and is binding upon and enforceable against the Parent in accordance with its terms, except to the extent that the failure to comply with the foregoing is not reasonably likely to have a Material Adverse Effect.

                  SECTION 4.18. No Subsidiaries; No Partnership Obligations. Such Guarantor has no Subsidiaries, except that Tele Norte Celular Participacoes S.A. has the following Subsidiaries: Telamazon Celular S.A., Telepara Celular S.A., Telaima Celular S.A., Teleamapa Celular S.A. or Telma Celular S.A.. Such Guarantor is not the general partner (or otherwise liable for the obligations of) any partnership.

                  SECTION 4.19. Books and Records. Such Guarantor maintains in all material respects proper books of record and account in which full, true and correct entries have been made of all dealings and transactions in relation to its business and activities.

                                   ARTICLE V

                                   CONDITIONS

                  SECTION 5.01. Disbursement Date. The obligations of the Lenders to make the initial Loans hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents and evidence as to the satisfaction of each of the following specified matters, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance (or such condition shall have been waived in accordance with Section 10.02):

                  (a) Opinions of Counsel. (i) A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective
Date) of Alexandre S. D'Ambrosio, Brazilian in-house counsel for the Guarantors, in form and substance satisfactory to the Administrative Agent; (ii) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Winthrop, Stimson, Putnam & Roberts, special New York counsel to the Guarantors, in form and substance satisfactory to the Administrative Agent; and (iii) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Machado, Meyer, Sendacz e Opice, Brazilian counsel to the Administrative Agent and the Lenders; each covering such other matters relating to the Guarantors, this Agreement or the Transactions as the Administrative Agent shall reasonably request (and, in the case of items (i) and (ii) of this clause, the Guarantors hereby instruct their counsel to deliver such opinion to the Lenders and the Administrative Agent).

                  (b) Organizational Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization and existence of each of the Guarantors, the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (c) Documents. Each of the following agreements, duly executed and delivered by the parties thereto: the Supply Contract, the Political Risk Insurance Agreement and the fee letter described in Section 2.08(a).

                  (d) Delivery of Note. Promissory notes, substantially in the form of Exhibit C, evidencing each Borrower's aggregate obligations hereunder.

                  (e) Process Agent Acceptance. A Process Agent Acceptance, duly executed and delivered by the Process Agent, in substantially the form of Exhibit B.

                  (f) Approvals and Consents. Certified copies of all material approvals, qualifications, authorizations, licenses, consents and permits of any Governmental Authority or any other third party that are necessary for the conduct of the operations of each of the Guarantors (to the extent such approvals, qualifications, authorization, licenses and permits are required to be in place prior to the ) have been duly obtained, are in full force and effect, are not subject to appeal, are free from conditions or requirements the compliance with which is reasonably likely to have a Material Adverse Effect and are held in the name of such Guarantor; except those approvals, qualifications, authorizations, licenses and permits (a) the absence of which are not reasonably likely to have a Material Adverse Effect or (b) that are not capable of being obtained as of the or that are not capable as a matter of applicable law or prevailing practice of the relevant Brazilian Governmental Authority or third party of being obtained as of the (but as to which, in any such case such Guarantor knows of no reason the same will not be obtained in due course).

                  (g) Material Adverse Change; Force Majeure. Since December 31, 1998, there has been no material adverse change in the business, assets, results of operation or financial condition of the Parent on a consolidated Basis, and no Force Majeure as defined in the Supply Contract that would give a party to the Supply Contract the right to delay or excuse its performance of its obligations thereunder has occurred and is continuing.

                  (h) Prior Approval. Each Borrower shall have delivered to the Administrative Agent a certified copy of the Prior Approval of the Central Bank requested by EDC in its letter to the Central Bank in form and substance reasonable satisfactory to the Administrative Agent, which shall be in full force and effect on the Effective Date.

                  The Administrative Agent shall notify the Borrowers and the Lenders of the proposed Disbursement Date. Notwithstanding anything herein to the contrary: (i) the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) in accordance herewith on or prior to 3:00 p.m., New York time, on December 20, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time); and
(ii) EDC shall have no obligation to make a Loan in excess of its Pro Rata Share (as defined in the Arranger Participation Agreement) of such Borrowing (in compliance with the terms of Section 2.02(e)) unless EDC shall have received funds from any Arranger in respect of such Arranger's Pro Rata Share (as defined in the Arranger Participation Agreement) of such Borrowing in immediately available funds, and in each such case EDC's obligation to make such Loan in excess of its Pro Rata Share (as defined in the Arranger Participation Agreement) shall be limited to the funds actually received from such Arranger.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Borrower, and to the extent specified, each Guarantor, covenants and agrees with the Administrative Agent and the Lenders that:

                  SECTION 6.01. Financial Statements and Other Information. The Parent or the Borrowers, as applicable, will furnish to the Administrative
Agent:

                  (a) Annual Statements. Within 120 days after the end of each fiscal year of the Borrowers, (i) the audited balance sheet and related statements of operations, stockholders' equity and cash flows of each Borrower as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by its independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of such Borrower in accordance with GAAP consistently applied, (ii) the balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrowers (on a Combined Basis) as of the end of and for such year and (iii) a certificate by a Financial Officer of one of the Borrowers setting forth, with respect to the last fiscal quarter of such fiscal year, the calculation of the financial ratios set forth in Section
6.13 with respect to such fiscal quarter;

                  (b) Quarterly Statements. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers, (i) the balance sheet and related statements of operations of the Borrowers (on a Combined Basis) as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of any of the Borrowers as presenting fairly in all material respects the financial condition and results of operations of the Borrowers in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, (ii) a certificate by a Financial Officer of any of the Borrowers setting forth the calculation of the financial ratios set forth in
Section 6.13 with respect to such fiscal quarter and specifying subscriber information (including the number of subscribers, churn rate and the number of pre-pay and post-pay subscribers) and (iii) all financial statements submitted by any Borrower to Comissao de Valores Mobiliarios during such fiscal quarter;

                  (c) Officer's Certificates. Concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of any of the Borrowers (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.06 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) Auditors' Certificates. Concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating (i) that the balance sheet and related statements of operations, stockholders' equity and cash flows delivered pursuant to clause (a)(ii) of this Section present fairly in all material respects the financial condition and results of operations of the Borrowers on a Combined Basis in accordance with GAAP consistently applied and (ii) whether they obtained knowledge during the course of their examination of the financial statements delivered under clause (a) of this Section of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) Dollar Constraints. Promptly after any Guarantor shall have obtained knowledge thereof, written notice of any Dollar Restriction (as defined below) that shall have occurred and be continuing which will affect any payment of principal or interest in respect of the Loan in dollars (an "Affected Payment"). The term "Dollar Restriction" shall mean the occurrence of any of the following:

                  (i) an action or series of actions by any Governmental Authority of Brazil, including the Central Bank, that prevents any Guarantor from directly or indirectly (A) legally converting local currency received by or held for the Lender's account or of any Guarantor into dollars in order to make the Affected Payment under this Agreement, including the denial of such conversion in an exchange rate category at least favorable as the rate obtained through customary legal channels for transactions of the type contemplated in this Agreement; or (B) legally transferring from Brazil the amount of dollars which constitutes the Affected Payment under this Agreement; or

                  (ii) the failure by any Governmental Authority of Brazil (or by entities authorized under the laws of Brazil to operate in the foreign exchange markets) to effect the conversion contemplated in clause 6.01(e)(i) above or to transfer such funds on behalf of any Guarantor; and

                  (f) Other Information. Promptly following receipt by any Guarantor of any request therefor, such other information regarding the operations, business affairs and financial condition of such Guarantor, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent may reasonably request.

                  SECTION 6.02. Notices of Material Events. Each Guarantor will furnish to the Administrative Agent prompt written notice of the following, upon such Guarantor's knowledge thereof: (i) the occurrence of any Default; (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting such Guarantor that, if adversely determined, is reasonably likely to result in a Material Adverse Effect; (iii) the termination or material modification to the Supply Contract; and (iv) any other development (other than developments of a general macroeconomic nature) that results in, or is reasonably likely to result in, a Material Adverse Effect. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of such Guarantor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 6.03. Existence; Conduct of Business. Except pursuant to transactions permitted under Section 7.03(a) allowing for the termination of any Guarantor's legal existence, each Guarantor will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its businesses.

                  SECTION 6.04. Payment of Obligations. Each Guarantor will pay its obligations, including Tax liabilities as they become due, that, if not paid, are reasonably likely to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Guarantor has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.05. Maintenance of Properties; Insurance. Each Guarantor will (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 6.06. Books and Records; Inspection Rights. Each Guarantor will keep proper books of record and account in which full, true and correct entries, in all material respects, are made of all dealings and transactions in relation to its business and activities. Each Guarantor will permit any representatives designated by the Administrative Agent or any Lender, upon at least 5 Business Days prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and, as to the Administrative Agent only, to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that the cost and expenses of such representatives shall be for the account of the Administrative Agent or such Lender.

                  SECTION 6.07. Compliance with Laws. Each Guarantor will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect.

                  SECTION 6.08. Use of Proceeds. The proceeds of the Loans will be used solely (i) to finance payment obligations (A) paid or payable to the Supplier pursuant to the Supply Contract, (B) with respect to the design, manufacture and supply of the Equipment, (C) with respect to services pertaining to the installation and testing of the Equipment, and (D) with respect to training of the personnel provided by any Guarantor regarding the Equipment, and
(ii) to pay fees due pursuant to Section 2.08 and other transaction costs and expenses. No part of the proceeds of any Loan will be used to finance the purchase of equipment or services provided by a competitor of the Supplier. In the event that invoices from the Supplier are attached to the Borrowing Request pursuant to Section 2.03(a), the proceeds from the Loans made pursuant to such Borrowing Request will be used solely to pay such invoices to the extent set forth in the Borrowing Request.

                  SECTION 6.09. Taxes. Each Guarantor shall, and shall cause each of its Subsidiaries to, file all material tax returns that are required to be filed by such Person and pay and discharge all Taxes on such Person's income, profits or property in a timely manner but in any event prior to the date on which penalties attach thereto; provided that such Person shall not be required to discharge any Tax that is being contested in good faith and by appropriate proceedings diligently pursued and for which adequate reserves are being maintained or any Tax, the disputed amount of which is immaterial and as to which no enforcement action has been commenced.

                  SECTION 6.10. Governmental Approvals. Each Guarantor agrees that it will at its own expense (i) maintain in full force and effect, to the extent such have already been obtained and continue to be necessary for the conduct of the operations of such Guarantor and (ii) promptly obtain from time to time, to the extent such have not already been obtained, all such governmental licenses, authorizations, consents, permits and approvals as may be required for such Guarantor to comply with its obligations, and preserve its rights under, each of the Loan Documents, except in each case those governmental licenses, authorizations, consents, permits and approvals (a) the absence of which are not reasonably likely to have a Material Adverse Effect or (b) that are not capable of being obtained at the present time or that are not capable as a matter of applicable law or prevailing practice of the relevant Brazilian Governmental Authority or third party of being obtained at the present time (but as to which, in any such case such Guarantor knows of no reason the same will not be obtained in due course).

                  SECTION 6.11. Conduct of Business. Each Guarantor shall at all times conduct its business in accordance with prudent business and financial practices.

                  SECTION 6.12. Supply Contract; Organizational Documents. Each Guarantor shall (i) not amend, supplement, modify or waive any provision of its charter or bylaws, the Concession, or the Supply Contract if such amendment, supplement, modification or waiver is reasonably likely to have a Material Adverse Effect; and (ii) enforce against the relevant counterparty thereto each material covenant or obligation under the Supply Contract in accordance with its terms, except to the extent where failure to so enforce is not reasonably likely to have a Material Adverse Effect.

                  SECTION 6.13. Financial Covenants.

                  (a) Total Leverage Ratio. The Borrowers (on a Combined Basis) will not, at any date, permit the aggregate outstanding amount of Net Indebtedness to exceed 250% of Annualized EBITDA as of the end of the most recently completed fiscal quarter.

                  (b) Foreign Currency Leverage Ratio. The Borrowers (on a Combined Basis) will not, at any date, permit the aggregate outstanding amount of Net Foreign Currency Indebtedness to exceed 200% of Annualized EBITDA as of the end of the most recently completed fiscal quarter.

                  (c) EBITDA to Debt Service Ratio. The Borrowers (on a Combined Basis) will not permit, as of the end of the most recently completed fiscal quarter, Annualized EBITDA for such fiscal quarter to be an amount less than (i) in the case of each fiscal quarter during the period beginning as of the Disbursement Date through December 31, 2001, 225% of Debt Service for the then most recently completed four fiscal quarters; or (ii) in the case of each fiscal quarter during the period beginning January 1, 2002 through the Maturity Date, 150% of Debt Service for the then most recently completed four fiscal quarters.

                  SECTION 6.14. Registration of Prior Approval. Within 30 days from the Disbursement Date, each Borrower shall register the applicable Prior Approval with the Central Bank in order to obtain the Certificate of Registration with respect to such disbursement and shall provide the Administrative Agent with satisfactory evidence of such registration.

                  SECTION 6.15. Collateral Account. Upon the failure of the Borrowers to comply with the provisions of Section 6.13, any Borrower may notify the Administrative Agent to establish a Collateral Account to hold amounts intended to cure such failure pursuant to Article VIII(d). All amounts deposited by any Borrower or on behalf of the Borrowers in the Collateral Account pursuant to Article VIII(d) shall be invested by the Administrative Agent in Cash Equivalents as requested by the Borrowers and reasonably acceptable to the Administrative Agent. Following the creation of a Collateral Account pursuant to this Section with respect to any failure of the Borrowers to comply with the provisions of Section 6.13, at such time that the Borrowers shall certify their then-current compliance with the provisions of Section 6.13, the Administrative Agent shall promptly remit all amounts on deposit in the Collateral Account (including the proceeds from any investments in Cash Equivalents) to the Borrowers.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each Borrower, and to the extent specified, each Guarantor, covenants and agrees with the Administrative Agent and the Lenders that:

                  SECTION 7.01. Indebtedness. Such Borrower will not create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created hereunder;

                  (ii) Indebtedness outstanding on the date hereof, and any refinancings or refundings of such Indebtedness, provided that the amount of such refinancings and refundings thereof does not exceed the amount of such Indebtedness refinanced or refunded (including principal outstanding on the date hereof and interest accrued to the date hereof but unpaid);

                  (iii) other unsecured Indebtedness; provided that any such Indebtedness (other than Indebtedness owing to any other Borrower) owing to an Affiliate shall (A) have no fees payable by such Borrower to the lender of such Indebtedness and (B) have economic terms no more favorable to the lender of such Indebtedness than arm's-length terms available to such Borrower on the date of incurrence of such Indebtedness for similar Indebtedness;

                  (iv) Indebtedness under any BNDES Financing;

                  (v) Capital Lease Obligations provided that the aggregate outstanding principal amount of such Indebtedness incurred by all the Borrowers does not exceed 2.0% of the Total Assets of the Borrowers (on a Combined Basis) at the time of incurrence of any such Indebtedness;

                  (vi) Indebtedness secured by Liens permitted under Section 7.02(iv) provided that the aggregate outstanding principal amount of such Indebtedness incurred by all the Borrowers does not exceed 2.0% of the Total Assets of the Borrowers (on a Combined Basis) at the time of incurrence of any such Indebtedness;

                  (vii) Hedging Agreements permitted under Section 7.04(b); and

                  (viii) Indebtedness secured by Liens permitted under Section 7.02(v);

provided that, immediately after giving effect to the incurrence of such Indebtedness, the Borrowers would be in compliance with Section 6.13.

                  SECTION 7.02. Liens.

                  (a) Such Borrower will not create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i) Permitted Encumbrances;

                  (ii) any Lien existing on any property or asset prior to the acquisition thereof by such Borrower; provided that (x) such Lien is not created in contemplation of or in connection with such acquisition,
         (y) such Lien shall not apply to any other property or assets of such Borrower and (z) such Lien shall secure only those obligations which it secures on the date of such acquisition;

                  (iii) Liens existing on any asset of such Borrower on the date hereof, and any renewals, extensions and modifications thereof, provided that such renewals, extensions and modifications thereof do not (x) extend to any assets of such Borrower other than those subject to such Lien on the date hereof and (y) secure Indebtedness in an amount in excess of the Indebtedness secured by such Lien on the date hereof;

                  (iv) purchase money Liens on equipment or real estate acquired or held by such Borrower in the ordinary course of business to secure the purchase price of such equipment or real estate or to secure Indebtedness permitted under Section 7.01(vi) incurred solely for the purpose of financing the acquisition of such equipment or real estate to be subject to such Liens, or extensions, renewal or replacements of any of the foregoing for the same or lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the equipment or real estate being acquired, and no such extension, renewal or replacement shall extend to or cover any property not therefore subject to the Lien being extended, renewed or replaced;

                  (v) Liens on equipment or real estate to secure Indebtedness permitted under Section 7.01(iv); provided, however, that at the option of the Administrative Agent, such Borrower shall have granted Liens, satisfactory in form and substance to the Administrative Agent in its sole discretion, extending to or covering assets of such Borrower (which, if possible, are of a similar type as the assets subject to the Liens granted in accordance with this Section) the book value of which is at least equal to the book value of the equipment or real estate subject to the Liens granted in accordance with this Section, calculated in each case at the time of the granting of such Liens;

                  (vi) Liens in connection with any conditional sale agreement on any handset inventory and any handset accessories of such Borrower, provided that such Liens shall not secure an aggregate purchase price of such inventory as provided in the applicable conditional sale agreement in an aggregate amount for all the Borrowers in excess of 2.0% of the Total Assets of the Borrowers (on a Combined Basis) at the time of any such purchase; and

                  (vii) Liens in connection with Capital Lease Obligations permitted under Section 7.01(v), provided that no such Liens shall extend to or cover any assets other than the assets subject to such Capital Lease Obligations.

                  (b) The Parent will not create, incur, assume or permit to exist any Lien on any shares of capital stock in any Borrower now owned or hereafter acquired by it, except Permitted Encumbrances.

                  SECTION 7.03. Fundamental Changes.

                  (a) Mergers, Consolidations, Disposal of Assets, Etc. Such Guarantor will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or its Concession or any frequency allocation under such Concession, or liquidate or dissolve (each a "Merger"), except (A) a Merger between a Borrower and an Approved Merger Candidate (an "Approved Merger"), (B) Mergers among Guarantors and (C) a Merger between the Parent and any Person other than a Borrower (a "Parent Merger"); provided that (i) with respect to an Approved Merger with Telemig Celular S.A., Telemig Celular S.A., shall not have Merged with or acquired any other Person after the date hereof other than another Approved Merger Candidate or any Guarantor; (ii) with respect to an Approved Merger or a Parent Merger, (x) such Guarantor is the surviving entity or the surviving entity assumes all the obligations of such Guarantor under this Agreement; (y) immediately after giving effect to such Merger, no Default will exist; and (z) immediately after giving effect to such Merger, the Loans will rank at least pari passu with all other senior unsecured Indebtedness of the surviving entity, whether now existing or hereafter outstanding; and (iii) with respect to an Approved Merger or a Merger between the Parent and any Borrower after the occurrence of any Parent Merger (other than with Telemig Celular Participacoes S.A.), the Administrative Agent shall have received satisfactory evidence that an indicative credit rating of the proposed entity shall have been obtained within 60 days prior to the closing of such Merger from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Moody's Investors Services Inc. or Duff & Phelps Credit Rating Co., and such indicative credit rating shall be equal or better than the actual credit rating of such Borrower obtained from any such credit rating company within 60 days prior to the closing of such Merger, provided that the impact of country risk shall have been excluded from the determination of such indicative credit rating and such actual credit rating.

                  (b) Lines of Business. Such Borrower will not engage in any business other than the provision of telecommunications services expressly permitted pursuant to its Concession and any other activities that are reasonably related to the provision of telecommunications services not expressly prohibited pursuant to such Concession.

                  (c) Subsidiaries. Such Borrower will neither create nor permit to exist any Subsidiaries other than the Subsidiaries permitted under Section
4.18 or resulting from a Merger under clause (a) of this Section.

                  SECTION 7.04. Investments, Etc.; Hedging Agreements.

                  (a) Investments, Etc. Such Borrower will not purchase, hold or acquire any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except investments made in the ordinary course of business of such Borrower, including without limitation (i) investments made in cash equivalents, (ii) loans or advances to employees in the ordinary course of business in an aggregate amount among all the Borrowers not to exceed $1,000,000 in any calendar year, (iii) advance payments to vendors and other extensions of trade credit in the ordinary course of business, (iv) investments in connection with Hedging Agreements permitted under Section 7.04(b) and (v) investments in another Borrower. Notwithstanding anything in the immediately preceding sentence to the contrary, no Borrower will make any loans or advances to, or Guarantee any obligations of, any Affiliate of such Borrower, other than another Borrower.

                  (b) Hedging Agreements. Such Borrower will not enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which such Borrower is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 7.05. Restricted Payments. In any fiscal period, such Borrower will not (i) declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, other than in an amount (or the fair market value of which) not to exceed the lesser of (A) 100% of the net income of such Borrower for such fiscal period and (B) the greater of (1) 35% of the net income of such Borrower for such fiscal period and (2) the sum of the amount of mandatory dividends required by Brazilian law or such Borrower's by-laws to be paid to preferred shareholders of such Borrower and the amount of any concomitant dividend payments made to holders of common shares (capital social), which amount shall not exceed the lesser of (x) the product of the number of common shares (capital social) outstanding and the per share dividend amount payable to the preferred shareholders and (y) 9% of the value of the common shares (capital social) then outstanding, or (ii) pay, or agree to pay, directly or indirectly, to any Shareholder or Affiliate of such Borrower of any thereof any management fees (including those pursuant to the Technical Service Agreement) in an amount exceeding 2% of the revenues of such Borrower for such fiscal period net of ICMS Tax. In the event that the amount of Restricted Payments paid or made during a fiscal period in accordance with this Section are in an amount less than the amount permitted in the immediately preceding sentence for such fiscal period, the excess of such permitted amount over such amount of Restricted Payments so paid or made will be added to the amount permitted in the immediately preceding sentence for the subsequent fiscal period and such aggregate sum will be deemed to be the amount permitted for such subsequent fiscal period. Except to the extent permitted herein and except for employee bonus arrangements, such Borrower shall not undertake or agree to any revenue or profit sharing arrangements.

                  SECTION 7.06. Transactions with Affiliates. Such Borrower will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions at prices and on terms and conditions not less favorable to such Borrower than could be obtained on an arm's-length basis from unrelated third parties, (ii) transactions at prices less favorable to such Borrower in which the aggregate excess price benefit to the Affiliates does not exceed $500,000 in the aggregate among all such transactions by all the Borrowers in any fiscal year of the Borrowers, (iii) transactions set forth in the Technical Service Agreement, (iv) transactions among the Borrowers and (v) transactions expressly permitted herein.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  If any of the following events ("Events of Default") shall occur:

                  (a) any Guarantor shall fail to pay or cause to be paid (i) any principal when and as the same shall become due and payable under any Loan Document, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (ii) any other amount (including interest and fees) when and as the same shall become due and payable under the Loan Document and such failure under the preceding clause (ii) continues for 3 Business Days after the same shall have become due and payable;

                  (b) any representation or warranty made by or on behalf of any Guarantor in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any written report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

                  (c) any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(i), (ii) or (iii),
Section 6.03 (as to corporate existence), or Section 6.08, or Article VII of this Agreement;

                  (d) the Borrowers shall fail to observe or perform any covenant, condition or agreement contained in Section 6.13 and such failure shall continue unremedied for a period of 30 or more days after the earlier of the actual knowledge of such failure by any Borrower or 45 days after the end of the fiscal quarter in which such failure occurred, provided that, with respect to any covenant, condition or agreement contained in (i) Section 6.13(a) or (b), if (I) within such 30 day period the Borrowers shall have caused to be made a deposit in the Collateral Account established in connection with such failure of an amount such that the aggregate outstanding amount of Net Indebtedness or Net Foreign Currency Indebtedness, as the case may be, as at the end of the most recently completed fiscal quarter shall not exceed 250% or 200%, as applicable, of the sum of (w) the amount on deposit in such Collateral Account (after conversion into dollars by dividing such reais amount on deposit by the PTAX 800
Rate) and (x) Annualized EBITDA for the most recently completed four fiscal quarters, and (II) within 30 days after the end of the next fiscal quarter, either the Borrowers shall have attained compliance with the covenant, condition or agreement in such Section (notwithstanding the maintenance of any deposits in the Collateral Account) for such subsequent fiscal quarter or the Borrowers shall have (A) caused to be prepaid Indebtedness, (B) received irrevocable capital contributions or Subordinated Indebtedness or (C) caused an assignment or participation of Assigned Affiliate Indebtedness, in each case in an amount such that the covenant, condition or agreement contained in such Section for such subsequent fiscal quarter would have been fulfilled were such prepayment, contributions, Subordinated Indebtedness, assignment or participation included in the calculation therefor (ceteris paribus, notwithstanding the maintenance of any deposits in the Collateral Account), then the Borrowers shall be deemed to have remedied such failure and (ii) Section 6.13(c), if within 30 days after such failure the Borrowers shall have caused to be made a deposit in the Collateral Account established in connection with such failure of an amount, and at all times thereafter until such time that the Borrowers shall certify their then-current compliance with Section 6.13(c) (notwithstanding the maintenance of any deposits in the Collateral Account), as the case may be, shall maintain on deposit in such account an amount, such that the sum of (y) the amount on deposit in such Collateral Account (after conversion into dollars by dividing such reais amount on deposit by the PTAX 800 Rate) and (z) Annualized EBITDA for the most recently completed four fiscal quarters equals an amount no less than 225%, if on or prior to December 31, 2001, or 150%, if thereafter, of Debt Service for the most recently completed four fiscal quarters, then the Borrowers shall be deemed to have remedied such failure.

                  (e) any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (except those referred to in the immediately preceding paragraphs (c) and (d)) or any material covenant, condition or agreement contained in any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after such Guarantor has actual notice thereof;

                  (f) any Guarantor shall fail to make (i) any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness of such Guarantor; (ii) at any time that EDC shall be a Lender hereunder, any payment (whether of principal or interest and regardless of amount) in respect of Indebtedness owing to EDC, provided that any grace period applicable to such failure under such Material Indebtedness or such Indebtedness shall have expired;

                  (g) any event or condition occurs that results in any Material Indebtedness of any Guarantor becoming due prior to its scheduled maturity or that enables or permits (and any grace period applicable to such event or condition under such Indebtedness shall have expired) the holder or holders of any Material Indebtedness of such Guarantor or any trustee or agent on its or their behalf to cause any Material Indebtedness of such Guarantor to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than by a regularly scheduled prepayment, repurchase or redemption);

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) dissolution, liquidation, concordata, reorganization or other relief in respect of any Guarantor or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking dissolution, liquidation, concordata, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) any Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of (i) in the case of any Borrower, $1,500,000 or
(ii) in the case of the Parent, $5,000,000 (in each case, other than judgments which are fully bonded or insured to the reasonable satisfaction of the Administrative Agent) shall be rendered against any Guarantor and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Guarantor to enforce any such judgment;

                  (l) any license, consent, authorization, registration or approval at any time necessary to enable any Guarantor to comply with any of its obligations under this Agreement or any other Loan Document shall be revoked, withdrawn or withheld or shall be modified or amended in a manner that is reasonably likely to have a Material Adverse Effect;

                  (m) any Governmental Authority shall take any action to condemn, seize, nationalize, expropriate or appropriate any Guarantor or any substantial portion of the property of any Guarantor (either with or without payment of compensation) or shall take any similar action that is reasonably likely to have a Material Adverse Effect; or any Guarantor shall be prevented from exercising normal control over all or a substantial part of its property to the extent such disability is reasonably likely to have a Material Adverse Effect;

                  (n) (i) Brazil or any competent authority thereof shall (A) declare a moratorium on the payment of indebtedness (other than that denominated in Reais) of Brazil or any Governmental Authority thereof or corporations therein or (B) impose foreign exchange control regulations, and such moratorium or imposition shall have continued for a period of 30 days and shall be reasonably likely to have a Material Adverse Effect or (ii) any Guarantor shall make a voluntary deposit with the Central Bank of any amount due hereunder in lieu of direct payment to the Person entitled to such payment;

                  (o) The Government of Brazil, ANATEL, the Ministry of Communications or any other competent Governmental Authority shall (i) revoke, terminate, statutorily appropriate, suspend, materially and adversely modify, withdraw or fail to renew any Concession, or (ii) issue any order, rule or decree (whether or not appealable) relating to the revocation, termination, statutory appropriation, suspension or material and adverse modification or withdrawal of the same, or (iii) commence any proceeding for the revocation, termination, statutory appropriation, suspension or material and adverse modification or withdrawal of the same, and any such action by the Government of Brazil, ANATEL, the Ministry of Communications or such other competent Governmental Authority is reasonably likely to have a Material Adverse Effect;

                  (p) a Change in Control shall occur, or any event or condition shall have occurred or be in existence that would result in a Change in Control prior to Maturity Date;

then, in every such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers (except as expressly provided in this Section); and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

                  SECTION 9.01. Appointment of Administrative Agent. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

                  SECTION 9.02. Rights as a Lender. In the event the Person serving as the Administrative Agent hereunder shall become a Lender, such Person shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Guarantor or any Affiliate thereof as if it were not the Administrative Agent hereunder.

                  SECTION 9.03. Duties and Obligations. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (iii) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Guarantor that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by any Guarantor or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  SECTION 9.04. Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone or fax and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Guarantors), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  SECTION 9.05. Use of Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub?agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  SECTION 9.06. Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, subject to the consent of the Borrowers (provided that no Event of Default has occurred and is continuing and that such consent is not to be unreasonably withheld), to appoint a successor, which successor shall not be domiciled in a Tax Haven Jurisdiction. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, subject to the consent of the Borrowers (provided that no Event of Default has occurred and is continuing and that such consent is not to be unreasonably withheld), which shall be a bank with an office in New York City or an Affiliate of any such bank, which successor shall not be domiciled in a Tax Haven Jurisdiction. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be, without duplication, the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  SECTION 9.07. Non-reliance on Administrative Agent. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

                  SECTION 9.08. Consent to Modification, etc. Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents.

                                   ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

                  (a) if to any Borrower, to such Borrower care of the Parent at SCN Quadra 03 Bloco A, Sobreloja, Brasilia - DF - CEP 70713-000, Brazil,
Attention: Chief Financial Officer, tel: 55-61-429-5600, fax: 55-61-429-5626;

                  (b) if to the Administrative Agent, to BankBoston N.A., Nassau Branch, Charlotte House, P.O. Box 4294, Nassau, Bahamas, fax number 1-781-467-2094;

                  (c) if to a Lender, to it at its address (or fax number) set forth in Schedule I or in such Lender's Assignment and Acceptance; and

                  (d) if to the Parent, at SCN Quadra 03 Bloco A, Sobreloja, Brasilia - DF - CEP 70713-000, Brazil, Attention: Chief Financial Officer, tel:
55-61-429-5600, fax: 55-61-429-5626;

                  Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrowers and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  With respect to any notices given by the Administrative Agent or any Lender to the Borrowers under any Loan Document, such notifying party shall provide copies of such notice to Telesystem International Wireless, Inc. at 1000 de La Gauchetiere Street West, Montreal, Quebec, H3B 4W5 Canada, Attention of Chief Financial Officer (Fax No. 514-673-8470; Telephone No. 514-673-8497) and to the Parent at SCN Quadra 03 Bloco A - Sobreloja, 70713-000 Brasilia-DF , Attention of the Vice President of Finance (Fax No. 55 61 429 5626; Telephone No. 55 61 429 5600); provided that the failure to provide any such copies shall neither impose any liability on the notifying party nor impair the validity of any notice to any Borrower if such notice was provided in accordance with the other provisions of this Section 10.01.

                  SECTION 10.02. Waivers; Amendments.

                  (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent, each Borrower and the Required Lenders or by the Parent, each Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

                  Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrowers to satisfy a condition precedent to the making of a Loan shall be effective against any Lender unless the Required Lenders shall have concurred with such waiver or modification.

                  SECTION 10.03. Expenses; Indemnity; Damage Waiver.

                  (a) Costs and Expenses. The Guarantors shall pay (i) all reasonable out-of-pocket expenses and documentation fees (both external fees and, with respect to the Political Risk Insurance Agreement and the Arranger Participation Agreement, internal legal fees charged by EDC to any party thereto) incurred by each of the Administrative Agent and each of EDC and BankBoston N.A., each in its capacity as an Arranger, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender or Arranger, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Arranger, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof. Notwithstanding anything to the contrary in this Section 10.03(a), the Guarantors shall be obligated to pay only the reasonable fees and expenses of a single special counsel in New York and any necessary single local counsel in Brazil to the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates, collectively.

                  (b) Indemnification by the Guarantors. Notwithstanding any exceptions or exclusions with respect to the representations and warranties made by each of the Guarantors in Article IV, the Guarantors shall indemnify the Administrative Agent, each Lender and each Arranger (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby or (ii) any Loan or the use of the proceeds therefrom, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that (A) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined to have resulted from the gross negligence or willful misconduct of such Indemnitee and (B) the Guarantors shall have no obligation to any Indemnitee hereunder in connection with (x) any claim, litigation, investigation or proceeding between solely two or more Indemnitees (including any claim, litigation, investigation or proceeding between solely two or more parties to the Arranger Participation Agreement) except to the extent arising solely because of any Default by any Guarantor and (y) any waiver, release or settlement entered into by any Indemnitee without the prior written consent of the Guarantors solely to the extent such release admits criminal negligence or liability. Each Indemnitee agrees that it shall consult in good faith with the Guarantors with respect to any waiver, release or settlement to be entered into by such Indemnitee during negotiation thereof and for which such Indemnitee seeks indemnification pursuant to this Section. Except with respect to any claim, litigation, investigation or proceeding between two or more Indemnitees for which the Guarantors are required to indemnify pursuant to this Section, the Guarantors shall be obligated to pay only the reasonable fees and expenses of a single special New York counsel and any necessary single local counsel in Brazil to the Indemnitees collectively for each such claim, investigation or proceeding.

                  (c) Reimbursement by Lenders. To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent or any Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such or any Lender.

                  (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) Payments. All amounts due under this Section shall be payable not later than 30 days after demand therefor.

                  SECTION 10.04. Successors and Assigns.

                  (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Guarantor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Assignments by Lenders. Notwithstanding anything herein to the contrary, no Lender may assign all or a portion of its rights and obligations pursuant to this Section 10.04(b) unless (A) an Event of Default has occurred and is continuing, (B) payments of interest hereunder by the Borrowers to the Lenders are subject to withholding tax in Brazil at a rate at least equal to the rate of withholding tax payable by a Brazilian borrower to Foreign Lenders resident in a jurisdiction that does not have a tax treaty with Brazil, or (C) such assignment shall not subject interest payments to such assignee to withholding tax in Brazil. Subject to the immediately preceding sentence and the provisions of the Arranger Participation Agreement, any Lender may assign to one or more financial institutions all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Arranger, or a financial institution that is a member of the Federal Reserve System of the United States of America and that has combined capital and surplus of not less than $500,000,000, each of the Borrowers and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, an Arranger, or a pledge or assignment to a Federal Reserve Bank of the United States, or an assignment of the entire remaining amount of the assigning Lender's Commitment(s) and outstanding Loans, the amount of the Commitment(s) and outstanding principal amount of Loans of the assigning Lender (x) subject to each such assignment and (y) retained after giving effect to such assignment (in each case determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $3,500,000 and increments of $500,000 thereof unless each of the Borrowers and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $2,500; provided further that any consent of any Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, provided that no assignee shall be entitled to receive any greater amount pursuant to Sections 2.11, 2.12 or 2.13 than the assigning Lender would have been entitled to receive in respect of the interest assigned by such Assignment and Acceptance had no such assignment occurred; and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) Maintenance of Register by the Administrative Agent. The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Participations. Any Lender or Arranger may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more financial institutions (a "Participant") in all or a portion of such Person's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Person's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Person shall remain solely responsible to the other parties hereto or thereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders and Arrangers shall continue to deal solely and directly with such Person in connection with such Person's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender or Arranger sells such a participation shall provide that such Person shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Person will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. No Participant shall be entitled to receive any greater amount pursuant to Section 2.11, 2.12 or 2.13 than the selling Lender or Arranger would have been entitled to receive in respect of the interest sold to such Participant had no such sale occurred. For the purposes hereunder, each Arranger shall be deemed to be a Participant, except that, notwithstanding the preceding sentence, each Arranger shall be entitled to the benefits of Sections 2.11, 2.12, 2.13 (in each case, subject to Section 2.15) and 10.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) Certain Pledges. Notwithstanding anything herein to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to a Federal Reserve Bank of the United States in support of borrowings made by such Lender from such Federal Reserve Bank, and the other clauses of this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (g) Assignments to a Borrower or Affiliates. Notwithstanding anything in this Section to the contrary, upon the request of any Borrower, each Lender and Arranger severally agrees to assign or participate all or a portion of its interest in any Loan to such Borrower or any of its Affiliates at a price equal to the principal amount of such Loans assigned or in which such participation is made plus accrued and unpaid interest thereon to the date of such assignment or participation, provided that (i) such Borrower or such Affiliate shall have no voting rights with respect to such assigned or participated interest in connection with any decision or action undertaken by the Administrative Agent, any Lender or Arranger hereunder or under any Loan Document and (ii) such assignment or participation shall be made pro-rata among all the Lenders and Arrangers in proportion to (A) in the case of an Arranger, the principal amount of the participations held by such Arranger or (B) in the case of a Lender, the principal amount of the Loans made by such Lender and not subject to a participation with an Arranger, all as determined by the Administrative Agent with notice thereof to such Borrower. In any other event, no Lender may assign or participate any interest in any Loan held by it hereunder to any Borrower or any of its Affiliates without the prior consent of each Lender. For the purposes of calculating the financial covenants set forth in Section 6.13, neither Loans that shall have been assigned to such Borrower or any of its Affiliates nor Loans in which such Borrower or any of its Affiliates shall hold a participation, in each case pursuant to this Section 10.04(g), shall constitute Indebtedness.

                  SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by each Guarantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.11, 2.12, 2.13 and 10.03 and
Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. Counterparts; Integration. This Agreement may be executed in counterparts. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

                  SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Setoff. Subject to Section 2.14(d), if a Event of Default pursuant to clause (a), (h), (i) or (j) of Article VIII shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any of and all the matured obligations of such Guarantor existing under this Agreement at such time and held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender under this Section are in addition to other rights and remedies which such Lender may have.

                  SECTION 10.09. Governing Law; Jurisdiction; Service of Process; Etc.

                  (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Submission to Jurisdiction. Each party hereto hereby agrees that any suit, action or proceeding with respect to this Agreement, the other Loan Documents or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereto hereby irrevocably submits to the jurisdiction of such courts and all appellate courts thereof for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

                  (c) Process Agent. Each of the Guarantors hereby agree that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation, presently located at 111 Eighth Avenue, New York, New York 10011, U.S.A. (the "Process Agent"), and each of the Guarantors hereby confirm and agree that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to such Guarantor shall not impair or affect the validity of such service or of any judgment based thereon.

                  (d) Other Service. Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (e) Waiver of Venue. Each of the Guarantors hereby irrevocably waive any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. No Immunity. To the extent that any Guarantor may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement or any other Loan Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

                  SECTION 10.12. Judgment Currency.

                  (a) This is an international loan transaction in which the specification of dollars and payment in New York is of the essence, and the obligations of the Guarantors under this Agreement to make payment to (or for the account of) a Lender in dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender in New York of the full amount of dollars payable to such Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in dollars into another currency (in this Section called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such dollars at the principal office of the Administrative Agent in New York City with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Guarantors in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency the Administrative Agent could purchase dollars at the office of the Administrative Agent in New York City in accordance with normal banking procedures with the amount of the judgment currency so adjudged to be due; and each Guarantor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in dollars, the amount (if any) by which the sum originally due to such Entitled Person in dollars hereunder exceeds the amount of the dollars so purchased and transferred.

                  (b) It is expressly agreed by each Guarantor hereunder that payment in immediately available and freely transferable dollars at the time and the place provided in this Agreement is the essence of this Agreement and payment in any other currency or manner shall not be deemed to satisfy the obligations of such Guarantor hereunder, whether or not the ability of such Guarantor to make such payment is or remains within its control or shall be subject to a force majeure. Upon the occurrence of a Dollar Restriction, each Guarantor hereby agrees to promptly take all steps and efforts necessary or appropriate to effectuate the conversion and/or transfer of the amount of local currency then necessary to provide for the Affected Payment then due and payable in respect of the Loan, all in accordance with the laws, regulations and procedures then in effect in Brazil, including, without limitation, by payment as then may be directed by the Lender of such amount to a Brazilian currency account maintained by the Administrative Agent at BankBoston Banco Multiplo S.A. or at the Central Bank or at such other bank or depositary as specified by the Administrative Agent, and the entering into by such Borrower of any foreign exchange agreements then required by the laws, regulations or procedures of the Central Bank. The amount of any such local currency payment shall be determined by the PTAX 800 Rate, on the Affected Payment Date (as defined below) or, if the PTAX 800 Rate ceases to exist, at the rate obtained through another customary legal channel for transactions of the type contemplated in this Agreement, or, if there is no such rate replacing the PTAX 800 Rate, such rate as is determined by BankBoston N.A. in good faith.

                  Any payment in Brazilian currency in accordance with the provision of this Clause shall not be deemed to discharge any Borrower's obligation to make payment in U.S. dollars of the amount then due and payable to which such payment in Brazilian currency relates unless and until the Administrative Agent shall have received the full amount then due hereunder in immediately available and freely transferable dollars at the place and in the manner provided for herein.

                  The term "Affected Payment Date" means an Interest Payment Date or the Maturity Date under this Agreement.

                  SECTION 10.13. Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including any modifications or supplements hereto) shall be in the English language, or if not in the English language and to the extent requested by the Administrative Agent, accompanied by a certified English translation thereof other than documents required to be delivered pursuant to (i) Section 6.01(a), (b)(i) and (ii), (d) or (e) for which an English language translation shall be delivered within 15 days thereafter and
(ii) Section 5.01. Except in the case of laws or official communications of any Governmental Authority of Brazil, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

                  SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.15. Treatment of Certain Information; Confidentiality.

                  (a) Treatment of Certain Information. Each Guarantor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Guarantor (in connection with this Agreement or otherwise) by any Lender or by one or more Affiliates of such Lender and each Guarantor hereby authorizes each Lender to share any information delivered to such Lender by such Guarantor pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Affiliate, it being understood that any such Affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  (b) Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors in each case on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Guarantors, (viii) to the Insurer or
(ix) to the extent such Information (x) becomes publicly available other than as a result of a breach of this paragraph or (y) becomes available to the Administrative Agent, any Arranger or any Lender on a nonconfidential basis from a source other than any Guarantor. For the purposes of this paragraph, "Information" means, with respect to any Guarantor, all information received from any Guarantor or its Related Parties relating to such Guarantor or its business, including, without limitation, the reports delivered pursuant to Sections 6.01(e) and 6.01(f) hereof, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by or on behalf of such Guarantor; provided that, in the case of information received from such Guarantor or its Related Parties after the date hereof, other than the reports delivered pursuant to Sections 6.01(e) and 6.01(f) hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ATTESTATION OF WITNESSES:                 TELEPARA CELULAR S.A.


                                          By  ________________________________
                                              Name:
________________________________              Title:
Name:___________________________
Occupation:_____________________
Address:________________________          By  ________________________________
                                              Name:
                                              Title:
________________________________
Name:___________________________
Occupation:_____________________
Address:________________________

ATTESTATION OF WITNESSES:                 TELAMAZON CELULAR S.A.


                                          By  ________________________________
                                              Name:
________________________________              Title:
Name:___________________________
Occupation:_____________________
Address:________________________          By  ________________________________
                                              Name:
                                              Title:
________________________________
Name:___________________________
Occupation:_____________________
Address:________________________

ATTESTATION OF WITNESSES:                 TELMA CELULAR S.A.


                                          By  ________________________________
                                              Name:
________________________________              Title:
Name:___________________________
Occupation:_____________________
Address:________________________          By  ________________________________
                                              Name:
                                              Title:
________________________________
Name:___________________________
Occupation:_____________________
Address:________________________

ATTESTATION OF WITNESSES:                 TELAIMA CELULAR S.A.


                                          By  ________________________________
                                              Name:
________________________________              Title:
Name:___________________________
Occupation:_____________________
Address:________________________          By  ________________________________
                                              Name:
                                              Title:
________________________________
Name:___________________________
Occupation:_____________________
Address:________________________

ATTESTATION OF WITNESSES:                 TELEAMAPA CELULAR S.A.


                                          By  ________________________________
                                              Name:
________________________________              Title:
Name:___________________________
Occupation:_____________________
Address:________________________          By  ________________________________
                                              Name:
                                              Title:
________________________________
Name:___________________________
Occupation:_____________________
Address:________________________

ATTESTATION OF WITNESSES:                 TELE NORTE CELULAR PARTICIPACOES S.A.


                                          By  ________________________________
                                              Name:
________________________________              Title:
Name:___________________________
Occupation:_____________________
Address:________________________          By  ________________________________
                                              Name:
                                              Title:
________________________________
Name:___________________________
Occupation:_____________________
Address:________________________

                                          BANKBOSTON N.A., NASSAU BRANCH
                                          as Administrative Agent


                                          By  ________________________________
                                              Name:
                                              Title:


                                          By  ________________________________
                                              Name:
                                              Title:

                                          LENDER
                                          EXPORT DEVELOPMENT CORPORATION


                                          By  ________________________________
                                              Name:
                                              Title:


                                          By  ________________________________
                                              Name:
                                              Title:

                                   SCHEDULE I


EXPORT DEVELOPMENT CORPORATION
         Commitment                                            $25,000,000

                                                                       EXHIBIT A


                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of December 20, 1999 (as amended and in effect on the date hereof, the "Credit Agreement"), among Tele Norte Celular Participacoes S.A., Telepara Celular S.A, Telamazon Celular S.A., Telma Celular S.A., Telaima Celular S.A., Teleamapa Celular S.A., the Lenders named therein and BankBoston N.A., Nassau Branch as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, and the amount, if any, set forth on the reverse hereof of the unpaid fees accrued to the Assignment Date for the account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with, if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.13(e) of the Credit Agreement, duly completed and executed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment ("Assignment Date"):(1)

----------
(1) Must be at least five Business Days after execution hereof by all required parties.

                                                 Percentage Assigned of
                                                 Loans/Commitment (set forth, to at least
                                                 8 decimals, as a percentage of the Loans
                            Principal Amount     and the aggregate Commitments of all
Assigned Interest           Assigned             Lenders thereunder
-----------------           ----------------     -----------------------------------------
Commitment Assigned:        $     %

Loans Assigned:             $     %

Fees Assigned (if any):     $

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                          [NAME OF ASSIGNOR]      , as Assignor


                                          By  ________________________________
                                              Name:
                                              Title:


                                          [NAME OF ASSIGNEE]      , as Assignee


                                          By  ________________________________
                                              Name:
                                              Title:

The undersigned hereby consent to the within assignment:(2)


[                          ].


By:_________________________
   Name:
   Title:


BANKBOSTON N.A., NASSAU BRANCH,
  as Administrative Agent


By:_________________________
   Name:
   Title:


----------
(2) Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.

                                                                       EXHIBIT B


                       [Form of Process Agent Acceptance]

BANKBOSTON N.A., NASSAU BRANCH,
  as Administrative Agent
[Agency Services



Attention:                    ]

Ladies and Gentlemen:

Reference is made to the Credit Agreement (the "Credit Agreement") dated as [______________], 1999 among Tele Norte Celular Participacoes S.A., Telepara Celular S.A, Telamazon Celular S.A., Telma Celular S.A., Telaima Celular S.A., Teleamapa Celular S.A., the lenders party thereto and BANKBOSTON N.A., NASSAU BRANCH, as Administrative Agent, providing for loans to be made by said lenders to the Borrowers in an aggregate principal amount not exceeding $25,000,000.

                  Pursuant to Section 10.09(c) of the Credit Agreement the Borrowers have appointed the undersigned (at the undersigned's office located at 111 Eighth Avenue, New York, New York 10011) as its agent in its name, place and stead to accept service of any writ, process or summons in respect of any legal actions or proceedings in New York arising out of or in connection with the Credit Agreement or any other Loan Document (as defined in the Credit Agreement).

                  The undersigned hereby (a) informs you that it accepts such appointment by the Borrowers as is set forth in Section 10.09(c) of the Credit Agreement and (b) agrees with you that (i) it will not terminate such agency relationship prior to one year following final maturity, (ii) it will maintain an office in New York, New York, U.S.A. at all times to and including said date and will give you prompt notice of any change of its address during such period and (iii) it will promptly forward to the Borrowers any summons, complaint or other legal process that the undersigned receives in connection with its appointment as such agent and attorney?in?fact of the Borrower.

                                                    Very truly yours,

                                                    CT CORPORATION SYSTEM


                                                    By_____________________
                                                       Title:

                                                                       EXHIBIT C

                                                              December [ ], 1999
                                                          Belo Horizonte, Brazil

                            [FORM OF PROMISSORY NOTE]

For value received, the undersigned, [Name of Borrower], a sociedade anonima organized under the laws of Brazil (the "BORROWER"), hereby unconditionally promises to pay to the order of _________________ (the "LENDER"), at the branch office of the Administrative Agent located at [] New York, New York [ ], in lawful money of the United States of America and in immediately available funds, the principal amount of _____________ U.S. DOLLARS ($_________), or, if less, the unpaid principal amount of the Loans made by the Lender pursuant to Section
2.01 of the Credit Agreement on the Maturity Date at 12:00 p.m., New York time. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.09 of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement dated as of December [], 1999 among Tele Norte Celular Participacoes S.A., Telepara Celular S.A, Telamazon Celular S.A., Telma Celular S.A., Telaima Celular S.A., Teleamapa Celular S.A., the Lenders party thereto and BankBoston N.A., Nassau Branch as Administrative Agent (as may be amended from time to time, the "CREDIT AGREEMENT").

                  This Note (a) is one of the Notes described in Section 2.06(f) of the Credit Agreement, (b) is subject to the terms and conditions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement.

                  Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid under this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  Except as provided in Section 10.04 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except as specifically provided for in Article VIII of the Credit Agreement.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be duly executed and delivered as of the day and year first above written.

                                                    [Name of Borrower]


                                                    ____________________________
                                                    By:
                                                    Title:

                                                    ____________________________
                                                    By:
                                                    Title:

                                                    Address for notices:

                                                    Facsimile No:

                                                                       EXHIBIT D

                           [FORM OF BORROWING REQUEST]

                                BORROWING REQUEST

Reference is made to the Credit Agreement dated as of _____________ (as amended, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") among Tele Norte Celular Participacoes S.A., Telepara Celular S.A, Telamazon Celular S.A., Telma Celular S.A., Telaima Celular S.A., Teleamapa Celular S.A., the lenders party thereto as Lenders (the "Lenders"), and BankBoston N.A., Nassau Branch, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined in this Certificate, capitalized terms used but not defined herein shall have the meaning given to such terms in the Credit Agreement.

                  [Name of Borrower] (the "Company") hereby requests a Borrowing from Lenders under the Credit Agreement as follows:

                  1. The aggregate principal amount of such Borrowing:
                     $__________

                  2. The date of such Borrowing: __________, 199_

                  3. The Interest Period to be applicable to this Borrowing:
                     __________

                  The undersigned President or Financial Officer of the Company, in his/her capacity as officer of the Company, and the Company certify that:

                  (i) the representations and warranties of the Company set forth in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties are stated to have been made solely as of an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date;

                  (ii) at the time of and immediately after giving effect to such Borrowing, no Default has occurred and is continuing; and

                  (iii) no Material Adverse Effect exists on such date and no facts or circumstances have occurred and continue to be in existence on such date that give rise to a Material Adverse Effect.

Dated:  ____________, ___                          [Name of Borrower]


                                                   By _________________________
                                                       Name:
                                                       Title:

                                                                       EXHIBIT E

                       [FORM OF INTEREST ELECTION REQUEST]

                            INTEREST ELECTION REQUEST

Reference is made to the Credit Agreement dated as of _____________ (as amended, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") among Tele Norte Celular Participacoes S.A., Telepara Celular S.A, Telamazon Celular S.A., Telma Celular S.A., Telaima Celular S.A., Teleamapa Celular S.A., the lenders party thereto as Lenders (the "Lenders"), and BankBoston N.A., Nassau Branch, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined in this Certificate, capitalized terms used but not defined herein shall have the meaning given to such terms in the Credit Agreement.

                  [Name of Borrower] hereby requests from Lenders under the Credit Agreement as follows:

                  (A) The effective date of this election (which shall be a
                      Business Day): _________

                  (B) The Interest Period to be applicable to this election:
                      ________


Dated:  ____________, ___                          [Name of Borrower]


                                                   By _________________________
                                                       Name:
                                                       Title: